EXHIBIT 4.5

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                                NICE SYSTEMS LTD.

                                       and

                           NICE CTI Systems UK Limited

                                       and

                               NICE Systems, Inc.

                                       and

                             ORSUS SOLUTIONS LIMITED

                                       and

                            ORSUS SOLUTIONS USA, Inc.

                                       and

                        ORSUS SOLUTIONS (Israel) 99 Ltd.

                                       and

                           ORSUS SOLUTIONS UK Limited

                                       and

                                 ORSUS USA, LLC

                          Dated as of November 22, 2009


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                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of November 22, 2009 (the "AGREEMENT"), by and among (i) NICE SYSTEMS LTD., a company organized under the laws of the State of Israel ("PARENT"); (ii) NICE CTI Systems UK Limited a company organized under the laws of England and Wales, ("PURCHASER SUB1"); (iii) NICE Systems, Inc. a company organized under the laws of the State of Delaware, United States of America ("PURCHASER SUB2", together with Purchaser SUB1 and with the Parent, the "PURCHASERS"); (iv) ORSUS Solutions Limited, a company organized under the laws of the British Virgin Islands ("COMPANY"); (v) ORSUS Solutions USA, Inc. a corporation organized under the laws of the State of Delaware, ("SELLER USA INC"); (vi) ORSUS Solutions (Israel) 99 Ltd. a company organized under the laws of the State of Israel ("SELLER ISRAEL SUB"); (vii) ORSUS Solutions UK Limited a company organized under the laws of the United Kingdom ("SELLER UK SUB"); (viii) ORSUS USA, LLC a limited liability company organized under the laws of the State of Delaware, ("SELLER USA LLC", and together with Seller UK Sub, Seller Israel Sub, Seller USA INC and Company collectively the "SELLERS").

                              W I T N E S S E T H:

WHEREAS The Sellers are, among other things, engaged in the Business (as defined below);

WHEREAS the Business is conducted with certain assets and liabilities of the Sellers;

WHEREAS Sellers desire to sell, transfer and assign to the Purchasers, and the Purchasers desire to acquire and assume from Sellers, all of the Purchased Assets and Assumed Liabilities (as hereinafter defined);

WHEREAS In order to induce the Purchasers to enter into this Agreement all of the Key Employees (as hereinafter defined) of the Sellers have entered into as of the date hereof, written letters in which they undertake to be employed by the Purchasers upon and after the Closing Date.

NOW, THEREFORE the parties hereby agree as follows:

1.   DEFINITIONS

     1.1. CERTAIN DEFINITIONS

          For purposes of this Agreement, the following terms shall have the meanings specified in this SECTION 1.1:

          "ACCOUNTS RECEIVABLE" means all Sellers' accounts and notes receivable from customers related to or arising out of the Business or the Purchased Assets in connection with the sale and license of products or provision of services.


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          "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

          "BUSINESS" means the Sellers' business for situation management and physical security information management systems ("PSIM") including the "Situator" product and all global commercial activities conducted by the Sellers related to the past, current or the currently planned, design, development, sale, production, manufacturing, marketing of and provisioning of related services for, products, software, documents, solutions and technology of the Situator, as such business has been conducted prior to and as of the Closing Date by the Sellers including through its channel partners; provided, however that Business shall not include the business or operations solely related to the Orsus Mobile Framework (OMF) and/or iglue (the "EXCLUDED BUSINESS").

          "BUSINESS DAY" means any day of the year on which national banking institutions in Israel, are open to the public for conducting business and are not required by law to close.

          "CODE" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "COMPANY OPTION PLANS" means the 1999 Purchase Plan (the "1999 PLAN"), the 2001 Stock Option Plan (the "2001 PLAN") and the 2007 Incentive Option Plan (the "2007 PLAN") of the Company.

          "COMPANY SHARES" means Ordinary A Shares of $0.01 par value each of the Company.

          "CONSENTS" means consents, approvals, requirements, exemptions, orders, waivers, allowances, novations, authorizations, declarations, filings, registrations and notifications.

          "CONTRACT" means, with respect to any Person, all agreements, undertakings, contracts, obligations, arrangements, promises, understandings and commitments (whether written or oral and whether express or implied) (i) to which such Person is a party, (ii) under which such Person has any rights, (iii) under which such Person has any Liability or (iv) by which such Person, or any of the assets or properties owned or used by such Person, is bound, including all license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, maintenance and service agreements, employment and consulting agreements, guarantees, credit agreements, notes, mortgages, security agreements, financing leases, leases (including Leases), comfort letters, derivative agreements, confidentiality agreements, joint venture agreements, partnership agreements, binding open bids and RFIs, RFPs and the like, powers of attorney, binding memoranda of understanding and binding letters of intent, including, in each case, all amendments, modifications and supplements thereto and Consents thereunder.


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          "DAMAGES" means any and all losses, Liabilities, claims, damages, fines, payments, Taxes, costs and expenses, whether asserted or reasonably expected to be asserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising and whether or not resulting from Third Party claims (including the reasonable costs and expenses of any and all Legal Proceedings or other legal matters).

          "DOCUMENTS" means all files, documents, instruments, correspondence, papers, books, reports, records, tapes, microfilms, photographs, letters, mails, budgets, forecasts, ledgers, journals, customer lists, customer files, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing and advertising documentation (sales brochures, flyers, pamphlets, promotional materials, web pages, etc.), and other similar materials, in each case in whatever form, including electronic databases, printed and other electronic media.

          "EMPLOYEES" means all individuals who are employed by the Sellers as of the date hereof in connection with the Business, either by way of employment agreements, consulting agreements or agreements with man-power companies, and listed in SCHEDULE 1.1(A) hereof under the title "employees", and/or employed by the Sellers at the Closing.

          "EMPLOYEE AGREEMENT" means, with respect to the Sellers, each employment and consulting agreement and each signing bonus, relocation, repatriation, expatriation, or similar agreement between the Sellers and any of their ERISA Affiliates and any Employee.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" means, with respect to any Person, any other Person under common control with such Person or any of such Person's Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "ESCROW AGENT" means ESOP Trust Company selected by the Purchasers and the Sellers to act as escrow agent under the Escrow Agreement.

          "ESCROW AGREEMENT" means an escrow agreement by and among the Parent, the Sellers and the Escrow Agent in the form of EXHIBIT A attached hereto.

          "GAAP" means Generally Accepted Accounting Principles in effect in the United States on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.


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          "GOVERNMENTAL BODY" means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental, quasi governmental or regulatory body of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit, or body, or (d) court, public or private arbitrator or other public tribunal.

          "HARDWARE" means any and all computer and computer-related hardware or equipment, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and related peripherals.

          "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications, and all other rights of inventorship, worldwide, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof (collectively, "Patents"); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and addresses and general-use e-mail addresses, together with the goodwill associated with any of the foregoing throughout the world, and all applications, registrations and renewals thereof (collectively, "Marks"); (c) copyrights and registrations and applications therefor, including in and to works of authorship, moral rights, mask works and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations, collective works, and derivative works thereof (collectively, "COPYRIGHTS"); (d) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, plans, drawings, engineering notebooks, industrial models, software and specifications) ((collectively, "TRADE SECRETS"); (e) all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) computer-based databases and compilations, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all Documents related to any of the foregoing, (collectively, "SOFTWARE");
          (f) all computer and electronic data, data processing programs, documentation and software, both source code and object code (including flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (g) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction worldwide; (h) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); and (i) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.


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          "KEY EMPLOYEE OPTIONS" means options to purchase Company Shares and
          Company Shares in the form of restricted stock awards to be granted by the Company to the Key Employees in accordance with Section 3.6 hereunder.

          "KEY EMPLOYEES" means the Employees listed in SCHEDULE 1.1(B) hereof under the title "key employees".

          "KNOWLEDGE OF SELLERS" or "SELLERS' KNOWLEDGE" means with respect to a matter in question, the knowledge of the officers of the Sellers listed below. An individual will be deemed to have "Knowledge" of a particular fact or matter if such individual is actually aware of such fact or matter or if such individual should have become aware of such fact or matter after making reasonable inquiry or otherwise in the course of performing his or her duties. Knowledge of the Sellers shall mean the knowledge of Gil Weiser, Rafi Bhonker, Alex Taskar, Max Kholmyansky, and Jacob Fox. "ACTUAL KNOWLEDGE OF SELLERS" means with respect to a matter or fact in question, the actual awareness of such matter or fact by Gil Weiser, Rafi Bhonker, Alex Taskar, Max Kholmyansky, and Jacob Fox. "SELLERS' IP KNOWLEDGE" means with respect to a matter or fact in question if the individuals above are actually aware of such fact or matter or if such individual should have become aware of such fact or matter in the course of performing his or her duties, without conducting any inquiry of third party (outside of the Sellers), patent search or a "freedom to operate" study.

          "LAW" means any federal, state, local, municipal, foreign or other law (including common law), statute, legislation, constitution, code, Order, edict, decree, proclamation, treaty, convention, directive, ordinance, rule, regulation, permit, ruling, determination, decision, interpretation or other requirement that is issued, enacted, adopted, passed, approved, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body and is applicable to and binding upon the relevant Person.

          "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit, litigation, proceeding (including civil, criminal, administrative, investigative or appellate proceeding), at law or in equity by or before any Governmental Body.

          "LIABILITY" means any and all claims, debts, liabilities, obligations and commitments of whatever nature, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) regardless of whether the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.


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          "LIEN" means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, preference, lease, charge, option, right of first refusal, easement, trust, equitable interest, servitude, proxy, encumbrance, interference, defect in title, impediment of title, impairment of title, imperfection of title, existing or known to be pending restriction on the use of any asset or the possession, exercise or transfer of any attribute of ownership of any asset, or any claim with respect to any of the foregoing. It is hereby clarified that (i) with respect to an asset that the Sellers have rights with respect thereto but is not owned by the Sellers, the foregoing shall apply to the said right held by the Sellers and not to the underlying asset, and (ii) that a right of a Third Party to prohibit transfer of an assets without the consent of such Third Party shall not constitute a Lien.

          "MATERIAL ADVERSE EFFECT" means any event, change, effect, condition or circumstance that, when taken individually or together with all other adverse events, changes or effects, is or is reasonably likely
          (a) to be materially adverse to the Purchased Assets, as a whole; or
          (b) to be materially adverse to the Business as a whole and/or to the ability of the Purchasers to continue such Business immediately after the Closing substantially as conducted prior to the Closing; or (c) to prevent consummation of the transactions contemplated by this Agreement; other than any change, effect, event, occurrence, condition, development or state of facts arising from or relating to changes or conditions generally affecting the industries or markets related to the Business to the extent that such changes or conditions do not have a disproportionate material adverse effect on the Sellers as a whole relative to other similarly situated companies.

          "NETWORK IDENTIFIERS" means all internet protocol addresses and networks used by the Sellers, related directly or indirectly, in whole or in part, to the Business, including without limitation, DNS domain names, e-mail addresses, world wide web (www) and http addresses, network names, network addresses, and services (such as mail or web-site) whether or not used or currently in service, and including all registrations relating thereto in or with all registration bodies or organizations.

          "ORDER" means any temporary, preliminary or permanent order, injunction, judgment, decree, edict, pronouncement, determination, reported decision, published opinion, verdict, sentence, stipulation, subpoena, ruling, writ, assessment or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel or any Contract with any Governmental Body that is or has been entered into in connection with any Legal Proceeding.

          "ORDINARY COURSE OF BUSINESS" describes any action taken by each of the Sellers if such action is consistent with the ordinary and usual course of normal operations of the Business through the date hereof and consistent with past practice.

          "PARENT ORDINARY SHARES" means ordinary shares, NIS 1.00 par value per share, of the Parent.

          "PERMITS" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.


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          "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, Governmental Body or other entity.

          "PLAN" means each plan, including any pension, retirement, cash balance, money purchase, savings, profit sharing, annuity, deferred compensation, bonus, incentive (including, without limitation, cash, stock option, stock bonus, stock appreciation, phantom stock, restricted stock, restricted stock unit and stock purchase), medical, dental, vision, hospitalization, long-term care, prescription drug and other health, employee assistance, cafeteria, flexible benefits, life insurance, short and long term disability, vacation pay, severance pay, other welfare and fringe benefit and similar plans, programs, understandings, arrangements or agreements, including without limitation all employee benefit plans, sponsored or maintained by any of the Sellers.

          "PURCHASED CONTRACTS" means (i) all Contracts relating to the Purchased Assets and/or the Business and/or to the operation (including without limitation past operation) of the Sellers in connection with the Business (e.g., premises lease, car leases etc.) to which any of the Sellers is a party, including without limitation those that are listed on SCHEDULE 2.1.6 hereto (ii) all Contracts relating to the Purchased Assets or the Business and/or to the operation of the Sellers in connection with the Business entered into after the date hereof and prior to the Closing either in the Ordinary Course of Business or in accordance with the provisions of this Agreement or that were approved by the Parent in advance and in writing; and (iii) all other Contracts in effect as of the Closing to which any of the Sellers is a party and are related to the Purchased Assets or the Business and/or to the operation (including without limitation past operation) of the Sellers in connection with the Business (the "OTHER CONTRACTS"), including without limitation those which will be added to Schedule 2.1.6 to be provided to the Purchasers prior to the Closing, provided that any Other Contract of which the Parent is made aware after the Closing Date shall become a Purchased Contract.

          "PURCHASED EQUIPMENT" means all office equipment, telecom equipment and any material or machines, as well as all furniture, fixtures, furnishings, leasehold improvements, vehicles, computer and computer related Hardware, equipment (including research and development equipment) and other tangible personal property used, owned or leased by the Sellers, used for the conduct of the Business, including without limitation as set forth in SCHEDULE 2.1.2, except to the extent included in the Excluded Assets.

          "PURCHASED INTELLECTUAL PROPERTY LICENSES" means any grant to Sellers of a right to use a Third Party Intellectual Property in connection with the Business, including for the creation of proxies, gateways, interfaces (including GUI) and libraries, including without limitation those listed on SCHEDULE 1.1(C).

          "REPRESENTATIVES" means, with respect to any Person, such Person's Affiliates, directors, officers, employees, agents, consultants, advisors and other representatives, including legal counsel, accountants and financial advisors.


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          "RETENTION OPTIONS" means options to purchase Company Shares to be granted by the Company to certain Hired Employees in accordance with
          Section 3.6 hereunder.

          "STOCK CONSIDERATION" means the Key Employee Options together with the Retention Options.

          "SUBSIDIARY" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

          "TARGET AMOUNT" means US$0.

          "TAX" or "TAXES" means any and all taxes, charges, duties, fees, levies, imposts or other assessments, reassessments, or mandatory payments of any kind whatsoever, whether direct or indirect, imposed by or payable to or accrued to the benefit of any federal, state, local or foreign tax authority and/or Governmental Authority, including, without limitation, gross income, net income, gross receipts, license, payroll, employment, workers' compensation, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property, personal property, sales, use, transfer, registration, value added, business, ad valorem, duties, turnover, goods, production, occupancy, utility, services, municipal, real property, abandoned property under escheatment Laws, capital gain, transfer and gain, alternative or add-on minimum, estimated, or other taxes or mandatory payments of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including any liability for the foregoing by reason of membership in affiliated, consolidated, combined, unitary or similar Tax group by Contract, indemnity or otherwise.

          "TAXING AUTHORITY" means the U.S. Internal Revenue Service, the Israeli Tax Authority and any other Governmental Body responsible for the imposition, assessment, collection or administration of any Tax.

          "TAX RETURN" means any return, statement, declaration, notice, certificate, report or other document that is or has been filed with or submitted to, or is or was required to be filed with or submitted to any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law related to any Tax (including any attachments thereto, and any amendment thereof) including, but not limited to, any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller, any of its Subsidiaries, or any of their Affiliates.

          "THIRD PARTY" means any Person not an Affiliate of the other referenced Person or Persons.

          "TRANSACTION DOCUMENTS" means this Agreement or any other agreement, exhibit or document attached or ancillary to this Agreement.


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          "TRANSFERRED COPYRIGHT" means the Copyrights relating to the
          Transferred Software and its related Documents.

          "TRANSFERRED INTELLECTUAL PROPERTY" means any and all of the rights, titles and interest in registered and unregistered Intellectual Property, used, licensed or owned by each and any of the Sellers, related directly or indirectly, in whole or in part, to the Business, including without limitation, the Transferred Copyrights, the Transferred Patents, Transferred Software, Transferred Trademarks, Network Identifiers, and the Transferred Trade Secrets (excluding Purchased Intellectual Property Licenses).

          "TRANSFERRED PATENTS" means the Patents listed on SCHEDULE 1.1(D).

          "TRANSFERRED SOFTWARE" means the Software listed on SCHEDULE 1.1(E).

          "TRANSFERRED TRADEMARKS" means the Marks listed on SCHEDULE 1.1(F).

          "TRANSFERRED TRADE SECRETS" means the Trade Secrets owned by the Sellers which are related to the Transferred Software and the Transferred Copyright.

     1.2. TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference to any supranational, national, federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a "day" or a number of "days" (without explicit reference to "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

2.   PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

     2.1. PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchasers shall, in consideration for the Base Purchase Price, purchase, acquire and accept from the Sellers, and Sellers shall sell, transfer, assign, convey and deliver to Purchasers all of the Sellers' right, title and interest in, to and under the Purchased Assets.


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          Any Purchased Assets (as defined hereunder) purchased by the
          Purchasers may require separate instruments of transfer that shall be executed with such Purchaser. In the event that the actual assignment, transfer, conveyance or delivery of any Purchased Asset to the Purchasers or any Affiliate thereof, in and of itself, involves or gives rise to any Liability, such Liability shall be borne by the Purchasers (other than Tax Liabilities related to the transfer itself, and excluding any Liabilities resulting from any transfer of assets or liabilities in and of itself between the Sellers themselves which shall be an Excluded Liability).

          "PURCHASED ASSETS" shall mean the following assets of the Sellers:

          2.1.1. the Transferred Intellectual Property, including all works-in-progress and Transferred Software in development;

          2.1.2. the Purchased Equipment, including without limitation as set forth on Schedule 2.1.2;

          2.1.3. all of the goodwill associated with the Business and the Transferred Trademarks included in the Transferred Intellectual Property, including without limitation all rights associated with the Seller's Network Identifiers;

          2.1.4. (i) the Accounts Receivable outstanding at the Closing, including without limitation those outstanding on the date hereof and listed on SCHEDULE 2.1.4 to the extent they remain outstanding as of the Closing, together with all related Contracts (the "PURCHASED ACCOUNTS RECEIVABLE");

          2.1.5. the Purchased Intellectual Property Licenses;

          2.1.6. the Purchased Contracts (including without limitation all back-log of the Business outstanding as of the Closing);

          2.1.7. all Documents that are used or held for use in, or that arise out of, or relate to, the Business, the Purchased Assets, or the Transferred Intellectual Property (the Sellers shall be entitled to retain copies for their record);

          2.1.8. all Permits used or held for use as of Closing in the Business or relating to the Purchased Assets (or any portion thereof) and listed on SCHEDULE 2.1.8, except for any Permits that are corporate Permits of the Sellers, such as Permits that qualify the Sellers to operate in any jurisdiction, and except for Permits that relate generally to the operations of the Sellers and not specifically with respect to the Business or the operation of the Purchased Assets and except for Permits that are not transferable under Law;

          2.1.9. all proposals submitted by the Sellers prior to the date hereof to potential customers of the Business which proposals are still outstanding, including without limitation those listed in
               SCHEDULE 2.1.9 hereof and all pipeline of the Sellers related to the Business;

          2.1.10. all Third Party property and casualty insurance proceeds to the extent received or receivable after Closing in respect of any of the Purchased Assets;

          2.1.11. all assets related to the Business and/or the Purchased Assets included on the Financial Statements, including, without limitation, all prepaid expenses, other than prepaid expenses of directors and officers liability insurance and other than Excluded Assets;

          2.1.12. all performance and other bonds, security and other similar deposits provided by third parties for the benefit of the Sellers, related to any of the Purchased Contracts;

          2.1.13. all rights in, to and under claims for refunds, rebates or other discounts due from suppliers or vendors and rights to offset in respect thereof under the Purchased Contracts and arising after the Closing Date; and

          2.1.14. all other assets, properties and business, other than the Excluded Assets, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held for use or used in the conduct of the Business by the Sellers as the same will exist on the Closing Date.

          The lists and schedules of Purchased Assets will be updated immediately prior to the Closing, to take into consideration additional Purchased Assets acquired by the Sellers during the period from the date hereof to the Closing Date, in the Ordinary Course of Business or in accordance with the provisions of Section 7.2 below and/or with the prior written authorization of the Parent. It is clarified that any asset that falls within the above definition of Purchased Assets shall be deemed a Purchased Asset, notwithstanding the failure to list such asset on any of the aforementioned lists and schedules.

          The Purchased Assets are held by the different Sellers and as such, not all Purchased Assets listed above are purchased from each Seller, rather each Seller is selling such Purchased Assets that are owned by it (for example, if Seller Israel Sub has no goodwill, then no goodwill is being sold by the Seller Israel Sub).

     2.2. EXCLUDED ASSETS. Notwithstanding anything in SECTION 2.1 to the contrary, the Purchased Assets shall not include, and the Sellers are not selling, transferring, assigning, conveying or delivering to Purchasers and the Purchasers are not purchasing, acquiring or accepting from the Sellers, any of the rights, properties or assets, whether tangible or intangible, real, personal or mixed which are not defined as Purchased Assets under this Agreement (the "EXCLUDED ASSETS"). Without limiting the generality of the foregoing, the Excluded Assets shall include: (i) any equity held by the Company in the Sellers (which are not the Company), (ii) any intercompany debt of the Sellers and any obligations, rights or undertakings between any of the Sellers and any of the shareholders or other equity holders of any of the Sellers (in their capacity as such), (iii) any cash or cash equivalents of the Sellers, (iv) all rights of the Sellers to receive Tax refunds and all Tax attributes of the Sellers and (A) that are personal to the Sellers or to the holders of interest therein, and (B)
          (x) that relate to any taxable period ending on or before the Closing Date, or (y) with respect to any taxable period that includes but does not end on the Closing Date, that relate to the portion of such taxable period prior to and including the Closing Date; (v) all Tax Returns of the Sellers and all other Documents relating to the Tax liabilities and attributes of the Sellers; (vi) all purchase price consideration to be paid by Purchasers to the Sellers pursuant to the terms of this Agreement, and all of the Sellers' contractual rights in and to this Agreement and the ancillary agreements to which they are a party; (vii) all rights and remedies (including cash payments) to which Seller Israel Sub is entitled to in connection with a certain office sub-lease agreement that was previously in effect by the Seller Israel Sub and which has previously terminated; (viii) all Documents relating to the Excluded Assets; (ix) all personnel Documents and other Documents that the Sellers are required by Law to retain in their possession; provided, however, the Sellers shall provide Purchasers with copies of all such Documents to the extent not prohibited by applicable Laws; (x) Directors and Officers liability insurance of each of the Sellers (if any) and any other insurance policies; (xi) a deposit in the amount of Euro 100,000 which was placed in escrow as a performance guaranty of the Seller Israel Sub for the benefit of the Parent; and (xii) the Excluded Business.

     2.3. ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each of the Purchasers shall assume and acquire, severally and not jointly, effective as of the Closing, the following Liabilities of the Sellers (collectively, the "ASSUMED LIABILITIES"):

          2.3.1. all Liabilities related to the Purchased Assets and/or the Business and/or the operation (including without limitation past operation) of the Business whether originated prior to the Closing date or thereafter, whether or not such Liabilities are disclosed in this Agreement or pursuant thereto and whether known or unknown, but other than the Excluded Liabilities related to the Business or the Purchased Assets and set forth in Sections
               2.4.1 - 2.4.7 below.

     2.3A It is being clarified that Purchaser SUB1 shall acquire the Purchased
          Assets and Assumed Liabilities of Seller UK Sub, Purchaser SUB2 shall acquire the Purchased Assets and Assumed Liabilities of Seller USA INC and Seller USA LLC, Parent shall acquire the Purchased Assets and Assumed Liabilities of Seller Israel Sub, Purchaser SUB2 shall acquire the Purchased Assets and Assumed Liabilities of the Company, other than those Purchased Contracts listed in SCHEDULE 2.3A, which Purchased Contracts will be transferred and assigned prior to the Closing from Seller Israel Sub to the Company, and will be purchased by Purchaser SUB1.

     2.4. EXCLUDED LIABILITIES. Purchasers will not assume or be liable for any Excluded Liabilities. "EXCLUDED LIABILITIES" shall mean all Liabilities of the Sellers, except for the Assumed Liabilities. For the avoidance of doubt, the following shall be deemed to be Excluded
          Liabilities:

          2.4.1. any Liabilities arising out of or in connection with the Excluded Business and/or the Excluded Assets;

          2.4.2. any Liabilities for (i) Taxes of the Sellers relating to the Excluded Assets or Excluded Liabilities, (ii) Taxes that relate to the Purchased Assets or the Assumed Liabilities or the Business for taxable periods (or portions thereof) ending on or before the Closing Date, and (iii) payments under any Tax allocation, sharing or similar agreement (whether oral or written) for taxable periods (or portions thereof) ending on or before the Closing Date;

          2.4.3. any Liabilities in respect of the pending or threatened Legal Proceeding set forth in SCHEDULE 2.4.3;

          2.4.4. all of the Sellers Liabilities with respect to costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the transaction expenses;

          2.4.5. any intercompany debt of the Sellers and any obligations, rights or undertakings between any of the Sellers and any of the shareholders or other equity holders of any of the Sellers (in their capacity as such).

          2.4.6. any action or threatened action by or on behalf of any current or prior shareholder or member of the Sellers (in its capacity as such) whether or not in connection with this Agreement or the transactions contemplated hereby.

          2.4.7. any claim, Liability or obligation of the Sellers towards any Employee that is not a Hired Employee.

     2.5. FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES.

          2.5.1. Effective at the Closing, the Sellers hereby irrevocably constitute and appoint each of the Purchasers the true and lawful attorneys (separately and jointly) of each of the Sellers, with full power of substitution, in the name of the Sellers or Purchasers, but on behalf of and for the benefit of the Purchasers and at Purchasers' cost and expense: (i) to demand and receive from time to time any and all the Purchased Assets and to make endorsements and give receipts and releases for and with respect to the same and any part thereof; and (ii) to institute, prosecute and settle any and all actions or proceedings that Purchasers may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; (iii) to defend or settle any or all actions or proceedings with respect to any of the Purchased Assets, except that if indemnification is sought by the Purchasers under Section 11, the provisions of Section 11 shall apply to such action or proceeding and the Purchasers may not be entitled to defend or settle such action or proceeding except as set forth in Section 11, (iv) to do all such acts and things in relation thereto as Purchasers shall deem necessary or desirable. Each of the Sellers hereby acknowledge that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Each of the Sellers shall deliver to the Purchasers at the Closing an acknowledged power of attorney to the foregoing effect executed and notarized and/or apostiled by each of the Sellers in the form attached hereto as SCHEDULE 2.5.1. Without limiting the foregoing, in the event that the Sellers receive, at any time after the Closing, any payments related to the Business (including without limitation from any customer for payment under any Purchased Contract), the Sellers shall promptly transfer such payment to the Purchasers (or any Affiliate of the Purchasers designated by the Purchasers) as designated by the Parent.

          2.5.2. Without derogating from anything in Section 2.5.1, from time to time following the Closing and without additional consideration to the Sellers, the Sellers and Purchasers shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver in a reasonably prompt manner, all such further conveyances, notices, assumptions, releases and such other instruments, and shall take such further actions, in each case, as may be commercially reasonably necessary or appropriate to assure fully to Purchasers and their respective successors or assignees, all of the properties, rights, titles, interests, remedies, powers and privileges intended to be conveyed to the Purchasers under this Agreement including with respect to the Purchased Assets and to assure fully to the Sellers and their Affiliates, successors and assignees, the assumption of the Assumed Liabilities, and to otherwise make effective the transactions contemplated hereby and thereby provided that Purchasers shall bear all expenses in connection with the foregoing. In addition, the Sellers shall provide Purchasers with all information, and copies of all Documents, which are part of the Excluded Assets and relate to Tax liabilities and attributes of the Sellers, as may be required to enable Purchasers to prepare their Tax Returns for any post-closing Tax period. The obligations of the Sellers under this Section 2.5.2 shall expire after 12 months from the Closing Date.

          2.5.3. Notwithstanding anything to the contrary contained in this Agreement, to the extent the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to the Purchasers of any Purchased Asset is prohibited by any applicable law or would require any Governmental Body or third-party authorizations, approvals, consents, or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing Date or that Closing has occurred irrespective that such condition was not met, and the obtaining thereof is not a condition to the Closing, then this Agreement will not constitute an agreement to assign any such Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom and following the Closing, and without limiting the provisions set forth in
               Section 7.3, the Sellers shall be deemed to hold the respective Purchased Asset and all rights, benefits and privileges with respect thereto as a trustee for the sole benefit of the Purchasers and at the Purchasers' sole cost and expense (including the allocation of any resources that may be required in connection with such Purchased Assets which may include provisions of the required services and personnel as subcontractors of the Sellers) and shall manage such Purchased Asset solely in accordance with instructions of the Parent, and the parties shall use their respective reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers. Pending such authorization, approval, consent, or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the Purchasers the full benefits of use of such Purchased Asset. Once such authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of a Purchased Asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, the Sellers shall promptly assign, transfer convey or deliver, or cause to be assigned, transferred, conveyed and delivered, such Purchased Asset to the Purchasers for no additional consideration. To the extent that any such Purchased Asset cannot be transferred or the full benefits of use of any such Purchased Asset cannot be provided to the Purchasers following the Closing, the Purchasers and the Sellers shall enter into such arrangements for no additional consideration from the Purchasers (including subleasing or subcontracting if permitted) at the Purchasers' sole cost and expense (including the allocation of any resources that may be required in connection with such Purchased Assets which may include provisions of the required services and personnel as subcontractors of the Sellers), to provide to the Purchasers the operational equivalent of obtaining such authorization, approval, consent or waiver, to the extent possible. Without limitation of the foregoing, in the event that at the Closing the registration of any Transferred Intellectual Property in the name of the applicable Purchaser with the relevant Governmental Body was not yet completed and perfected then without limitation of any other rights of the Purchasers, to the extent necessary to grant to the Purchasers full and unrestricted use of such Transferred Intellectual Property, each of the Sellers hereby grants to each of the Purchasers, effective as of the Closing and subject to any Purchased Intellectual Property Licenses, an irrevocable, perpetual, royalty free, fully paid, worldwide, unrestricted, exclusive license to make any use or exploitation with respect thereto. The obligations of the Sellers under this Section 2.5.3 shall expire after 12 months from the Closing Date.

          2.5.4. In the event that during the period of 12 months following the Closing, the Purchasers discover any Contract, Software, Copyright, Trademark or other item of Intellectual Property or other asset owned by the Sellers as of the Closing and used in conducting the Business prior to Closing (an "ADDITIONAL ASSET"), but was not properly transferred to the Purchasers for any reason, then the Sellers undertake to license or transfer such Additional Asset, as applicable under this Section, to the applicable Purchaser in accordance with the provisions hereunder, and such item shall be deemed a Purchased Asset or Transferred Intellectual Property under this Agreement, for no additional consideration. Sellers shall provide upon Purchasers' request, written confirmation and, such item shall be transferred, and in any event shall be deemed a part of the Purchased Assets and any Liability in connection therewith shall be considered as an Assumed Liability. If any of the Sellers so discover any such Additional Asset, it shall notify the Purchasers and, the Purchasers shall undertake to receive the Additional Asset, and the Sellers shall be deemed to have licensed or transferred such Additional Asset together with the respective Liability (if any) to Purchasers in accordance with the terms of this Section.

          2.5.5. To the extent any amount due to Purchasers under a Purchased Account Receivable or that is otherwise related to the Business is paid by a Third Party to the Sellers following the Closing Date, then the Sellers shall promptly forward such amounts in full to the Purchasers.

          2.5.6. The Purchasers shall be entitled to benefit from the rights of the Sellers under all non-disclosure, non-competition, non-solicitation and assignment agreements (not including the exhibits attached to this Agreement), provisions and arrangements to which the Sellers are a party, which are related to the Purchased Assets and/or the Business, the Transferred Intellectual Property or current or former employees of the Sellers who are or were engaged in the Business (the "NDA AGREEMENTS") solely to the extent that such NDA Agreements relate to the Purchased Assets, and/or the Business and/or the Transferred Intellectual Property. In case of a claimed infringement or breach by any Third Party under an NDA Agreement related to the Purchased Assets and/or the Business and/or the Transferred Intellectual Property, at the request of the Purchasers or the Parent, the Sellers shall institute Legal Proceedings and take any other reasonable actions, at the reasonable direction of the Purchasers, against such infringing or breaching party. All the expenses incurred by the Sellers, including reasonable fees for the time spent by Sellers' employees, shall be borne and paid by Purchasers, and the Sellers shall not be required to take any such actions unless all such expenses are paid in advance or are otherwise guaranteed by the Purchasers. The Sellers shall not settle or compromise or permit a default or consent to entry of any judgment without the consent of the Parent, which shall not be unreasonably withheld. Nothing herein shall restrict Purchasers' rights to pursue any action to which it is legally entitled independently of the Sellers.

          2.5.7. For the avoidance of doubt, nothing in the Section 2.5 shall obligate any of the Sellers to maintain any Employees engaged with the Sellers or shall prevent the Sellers from initiating and finalizing any winding up of liquidation process of the Sellers before the termination of the applicable periods specified in this Section 2.5, and any of the foregoing shall not be deemed a breach of the obligations of the Sellers hereunder and upon liquidation by the Sellers their obligations under this Section
               2.5 shall expire.

          2.5.8. GUARANTEE. No later than the Closing, Parent shall take all reasonable commercial action necessary to release the deposit in the amount of Euro 100,000 which was placed in escrow as a performance guaranty of the Seller Israel Sub and necessary to pay such deposit to the Seller Israel Sub at the Closing (the "GUARANTEE").

     2.6. ISRAELI TAX RULING. As soon as reasonably practicable after the execution of this Agreement, the Parent shall instruct its counsel, advisors and accountants to prepare and file with the Israeli Income Tax Authority an application for a ruling confirming that (i) the assumption of the Stock Consideration granted to Israeli Employees of Seller Israel Sub who shall become Hired Employees and the conversion or replacement of Stock Consideration into or with options to purchase Parent Ordinary Shares in accordance with Section 3.6.3 will not result in a requirement for an immediate Israeli tax payment by the said holders of the Stock Consideration and that the Israeli taxation will be deferred until the exercise of such Assumed Options, or in the case of Assumed Options that are part of a "Section 102 Plan," until the actual sale of the underlying shares of Parent Ordinary Shares by the holders of such Assumed Options; and (ii) that the "lock-up period" under any "Section 102 Plan" will continue to run and will not be restarted as a result of the assumption of the Assumed Options (which ruling may be subject to customary conditions regularly associated with such a ruling) (the "ISRAELI OPTION TAX RULING"). Each of the Sellers and the Purchasers shall, and shall instruct their Representatives to, coordinate all activities and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Option Tax Ruling to the reasonable satisfaction of the Sellers and the Purchasers. Subject to the terms and conditions hereof, the parties shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Israeli Option Tax Ruling as promptly as practicable.

     2.7. TRANSFER TAXES. Sellers shall be liable for any real property transfer or gains, sales, use, transfer, consumption, goods and services, stock transfer, stamp duties, and any similar taxes, duties, registration charges or other like charges which become payable in connection with the transactions contemplated hereby, provided however that any value added tax imposed in connection with the transactions contemplated hereby shall be borne by the Purchasers.

     2.8. WITHHOLDING TAXES. Notwithstanding any other provision in this Agreement, the Purchasers or their Representatives shall have the right to deduct and withhold Taxes from any payments to be made hereunder if such withholding is required by law, including, without limitation, the Code or the Israeli Income Tax Ordinance (to the extent applicable to any such Seller). To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Sellers or other recipient of payments in respect of which such deduction and withholding was made. Purchasers agree to apply a reduced or zero rate of withholding under any Tax law to any consideration payable hereunder to the extent that the Sellers have provided the Purchaser with a valid unequivocal reduction or exemption certificate or ruling issued by a relevant Tax authority which can clearly be relied upon by the Purchaser and which is presented at least 7 (seven) calendar days prior to the time that payment of any or all of the consideration is due to be made. Any amounts deducted and withheld pursuant to this
          Section 2.8 shall be remitted to the relevant Tax authority accordance with applicable Law only on the last day that such Tax payments are due and provided that Sellers have not provided a valid reduction or exemption certificate or ruling issued by a relevant Tax authority at least 2 Business Days prior to such day. Subject to the representations in Section 5.8 being true and correct and a copy of the exemption certificate issued by the Israeli Tax authority to Seller Israel Sub that was provided to Parent, the Sellers can confirm that no withholding taxes are due at the Closing in connection with the payments by Parent, Purchaser SUB1 and Purchaser SUB2 to Seller Israel Sub, the Company, Seller US Sub and Seller UK Sub.

3.   CONSIDERATION.

     3.1. CONSIDERATION. The aggregate consideration for the Purchased Assets and Assumed Liabilities shall be an amount equal to US$22,000,000 as adjusted in accordance with Section 3.4 (the "BASE PURCHASE PRICE").

     3.2. PAYMENT OF CLOSING DATE PURCHASE PRICE. On the Closing Date, the Purchasers shall pay the Sellers (each Purchaser paying the applicable Seller in accordance with Section 2.3A above) the Base Purchase Price after any adjustment in accordance with Section 3.4.2 less (i) the Escrow Fund; and (ii) the Stock Consideration Value (as defined below) (the "CLOSING DATE PURCHASE PRICE") plus VAT if applicable, against delivery of a value added tax invoice. The Closing Date Purchase Price shall be split between the Sellers in accordance with the Allocation Statement (as defined herein). At least 5 Business Days prior to the Closing, the Sellers shall deliver to the Parent a detailed list with the bank account details and wiring instructions for each of the Sellers. Notwithstanding to the foregoing, to the extent that Seller UK Sub does not actually have a bank account - then the amount due to Seller UK Sub shall be transferred to the Company, as paying agent on behalf of Seller UK Sub.

     3.3. PAYMENT OF ESCROW FUND. At the Closing, the Purchasers will deliver to the Escrow Agent a cash amount of US$2,000,000 to be held by the Escrow Agent pursuant to the Escrow Agreement (the "ESCROW FUND"). The Escrow Fund shall be withheld and paid from: (a) the Closing Date Purchase Price otherwise payable to Seller Israel Sub, up to the amount equal to the full amount of the Escrow Fund, and (b) any additional amount in excess of the Closing Date Purchase Price otherwise payable to Seller Israel Sub which is required to be placed in escrow so that the entire amount of Escrow Fund is met, shall be pro-rated between each of the other Sellers' portion of the Closing Date Purchase Price.

     3.4. BASE PURCHASE PRICE ADJUSTMENT. The Base Purchase Price shall be subject to adjustment as follows:

          3.4.1. "NET WORKING CAPITAL" means balance sheet figures reflecting the excess of (a) all short term assets related to the Business included in the Purchased Assets, but excluding (i) deferred Tax assets, (ii) cash and cash equivalents and (iii) any accounts receivable payable by the Purchasers over (b) all short term and long term liabilities related to the Business included in the Assumed Liabilities, but excluding (i) deferred Tax liabilities and (ii) any accounts payable of the Sellers to the Purchasers; all determined on a consolidated basis in accordance with GAAP and consistent with past practices as of the close of business on the date hereof. For the purposes of the Net Working Capital calculation only, deferred revenues shall be equal to $250,000 regardless of the amounts reflected in the financial statements.

          3.4.2. Prior to the date hereof, the Company shall have prepared and delivered to Parent a draft estimate of the Signing Net Working Capital (as defined below) (the "DRAFT SIGNING NET WORKING CAPITAL") on a consolidated basis, which Draft Signing Net Working Capital is attached hereto as SCHEDULE 3.4.2. The Company shall make such information, personnel and resources available to Parent as may be reasonably necessary to enable Parent and its Representatives to review the Draft Signing Net Working Capital. If the Draft Signing Net Working Capital is less than the Target Amount, then the amount of such deficiency (on a dollar for dollar basis), shall be subtracted from the Base Purchase Price (pro-rata between the Sellers) and withheld by the Purchasers until final determination of the Signing Net Working Capital (the "NWC WITHHELD AMOUNT"). If the Signing Net Working Capital is equal to or greater than the Target Amount, then no adjustment to the Base Purchase Price shall be made based on the Signing Net Working Capital.

          3.4.3. At least 5 days prior to the Closing Date, the Company shall provide the Parent an estimate, as of the anticipated Closing Date, of the result obtained by (i) multiplying (a) the Daily Gross Burn Rate by (b) the anticipated number of days between the date hereof and the Closing Date, (ii) adding to such result any out of pocket cost or expense of the Sellers that is related to the Business and is not included within the Daily Gross Burn Rate calculation and was actually incurred or expended by the Sellers between the date hereof and the Closing Date, provided that such cost or expense is reasonably approved by Parent, in advance in writing and (iii) subtracting from such result the Estimated Interim Expenses (the "ESTIMATED BURN RATE ADJUSTMENT").

               "DAILY GROSS BURN RATE" shall mean an amount of US$14,274, which the Sellers (together with the Purchaser) estimate in good faith is the average daily gross burn rate of the Sellers (based on the burn rate in the period prior to the date hereof and as anticipated for the period until the Closing), including salaries and employee compensation, as well as all other costs and expenses. It is hereby agreed that in the event that such estimation is found to be inaccurate, it shall not result in any adjustment to any amount paid by Purchasers to Sellers or any liability of the Sellers or the Purchasers.

               "INTERIM EXPENSES" shall mean the sum of (i) the increase of the account payables related to the Business from the date hereof to the Closing, plus (ii) account receivables that are paid to the Sellers between the date hereof and the Closing, plus (iii) the increase in the accruals of the Sellers (calculated in accordance with GAAP) from the date hereof until the Closing relating to the Business. "ESTIMATED INTERIM EXPENSES" shall mean the Interim Expenses reasonably anticipated at the Closing.

               In the event that the Estimated Burn Rate Adjustment is a positive number, then no further adjustment to the Base Purchase Price shall be made at Closing. In the event that the Estimated Burn Rate Adjustment is less than zero than such amount below zero shall be reduced from the Base Purchase Price (pro-rata between the Sellers) and withheld by the Purchasers (the "BURN RATE WITHHELD AMOUNT" and together with the NWC Withheld Amount, the "WITHHELD AMOUNTS").

          3.4.4. Promptly following the Closing, but in any event no later than 30 days thereafter, the Company shall prepare and deliver to the
               Parent: (x) an unaudited statement (the "SIGNING DATE STATEMENT") which will set forth the Net Working Capital of the Company and its Subsidiaries on a consolidated basis and separately broken down per each Seller legal entity as of the end of business on the date hereof (the "SIGNING NET WORKING CAPITAL"), prepared in accordance with GAAP consistently applied with the Sellers past practices and in accordance with the definition set forth in
               Section 3.4.1 above, (y) the result obtained by (i) multiplying
               (a) the Daily Gross Burn Rate by (b) the actual number of days between the date hereof and the Closing Date, and subtracting from such result (ii) the Interim Expenses (the "FINAL BURN RATE ADJUSTMENT"), and (z) a calculation of the adjusted Base Purchase Price (calculated in accordance with Section 3.4.8) that results therefrom.

          3.4.5. The Signing Date Statement and the Final Burn Rate Adjustment shall be accompanied by all relevant backup materials and schedules relating to the calculation of the Signing Net Working Capital and the Final Burn Rate Adjustment, in detail reasonably acceptable to the Parent. Company's independent accountants shall participate in the preparation of the Signing Net Working Capital and Final Burn Rate Adjustment, but shall not be required to express an opinion thereon. Company shall make such information, personnel and resources available to the Parent as may be reasonably necessary to enable the Parent to review the Signing Net Working Capital and the Final Burn Rate Adjustment; provided that the obligation of the Company to provide such information, personnel and resources shall be limited to normal business hours with reasonable prior notice and in such a manner so as not to interfere unreasonably with the conduct of its business.

          3.4.6. In the event that the Parent disputes the Signing Date Statements or the Signing Net Working Capital or the Final Burn Rate Adjustment, the Parent shall notify the Company in writing (the "PARENT DISPUTE NOTICE") of the amount, nature and basis of such dispute, within 15 calendar days after delivery of the Signing Date Statement; provided however that the amounts designated as deferred revenue in the Draft Signing Net Working Capital (i) shall remain unchanged and be reflected in exactly the same manner and amounts in the Signing Date Statement, and
               (ii) shall not be subject to dispute by the Purchasers. In the event of such a dispute, the Company and the Parent shall first use their diligent good faith efforts to resolve such dispute among themselves. If the Company and the Parent are unable to resolve the dispute within 15 calendar days after delivery of the Parent Dispute Notice then any remaining items in dispute shall be submitted to one of the "BIG 4" accounting firms jointly chosen by the Company and the Parent, which in the absence of an agreement shall be Deloitte (the "AUDIT FIRM"), whom Parent and the Company hereby represent and warrant to the other that neither such party nor any of their Affiliates uses as its independent accountant or has any material relationship therewith.

          3.4.7. The written decision of the Audit Firm shall be rendered within no more than 30 days from the date that the matter is referred to such firm and shall be final and binding on the parties hereto and shall not be subject to dispute or review. Parent and the Company shall cooperate in good faith with the determination process and the Audit Firm requests for information, including providing the Audit Firm with information as promptly as practicable after its request therefor. No particular procedures are intended to be imposed upon the Audit Firm, it being the desire of Parent and the Company that any such dispute shall be resolved as expeditiously and inexpensively as reasonably practicable; provided, however, that Parent and the Company shall be entitled to provide the Audit Firm with supporting documentation and shall be entitled to make an oral presentation to the Audit Firm in connection with the resolution of the items in dispute. Each of Parent and the Company shall be entitled to receive copies of all materials provided by the other to the Audit Firm in connection with the determination process and to make the same number of submissions and presentations to the Audit Firm as the other. In making its determination on the disputed items, the Audit Firm shall make such determinations (i) only in accordance with the standards set forth in this Agreement, (ii) only with respect to the disputed items submitted to the Audit Firm, (iii) on a disputed item by disputed item basis (i.e., not in the aggregate), and (iv) where the result of the Audit Firm's determination is either a number proposed by Parent or the Company for the item in dispute or a compromise position between the ranges presented by Parent or the Company to the Audit Firm. Following any such dispute resolution (whether by mutual agreement of the parties or by written decision of the Audit Firm), the Signing Net Working Capital and Final Burn Rate Adjustment (as determined in such dispute resolution) shall be determined final. Each of Parent and the Company shall bear its own expenses and fees and expenses of its own Representatives, including its independent accountants, in connection with the preparation, review, dispute (if any) and final determination of the Signing Date Statement and the Final Burn Rate Adjustment. The expenses of the Audit Firm shall be borne by the party whose aggregate estimate of the disputed amount differs most greatly from the determination of the Audit Firm.

          3.4.8. Immediately upon the expiration of the 15 calendar day period for giving the Parent Dispute Notice, if no such notice is given, or upon notification by the Parent to the Company that no such notice will be given, or immediately upon the resolution of disputes, if any, pursuant to this SECTION 3.4, the Base Purchase Price shall be adjusted as follows:

               3.4.8.1. If the Draft Signing Net Working Capital was equal to or greater than the Target Amount (i.e. the NWC Withheld Amount equals zero), then (a) if the Signing Net Working Capital is less than the Target Amount, then the amount of such deficiency (on a dollar for dollar basis), shall be subtracted from the Base Purchase Price and shall be repaid by the Sellers to the Purchasers as instructed by the Parent in cash, and (b) if the Signing Net Working Capital is equal to or greater than the Target Amount, then no adjustment to the Base Purchase Price shall be made. If the Draft Signing Net Working Capital was less than the Target Amount (i.e. the NWC Withheld Amount is a positive number), then (i) if the Signing Net Working Capital is less than the Target Amount but equal to or greater than the Draft Signing Net Working Capital, then the portion of the NWC Withheld Amount representing the difference between the Draft Signing Net Working Capital and the Signing Net Working Capital shall be paid by the Purchasers to the Sellers (pro-rata between the Sellers) in cash, and the portion of the NWC Withheld Amount representing the difference between the Signing Net Working Capital and the Target Amount shall be retained by the Parent and deem subtracted from the Base Purchase Price,
                    (ii) if the Signing Net Working Capital is less than the Draft Signing Net Working Capital, then in addition to the NWC Withheld Amounts which shall be retained by the Purchasers, the difference between the Draft Signing Net Working Capital and the Signing Net Working Capital shall be repaid by the Sellers (pro-rata between the Sellers) to the Purchasers in cash, and (iii) if the Signing Net Working Capital is equal to or greater than the Target Amount, then the NWC Withheld Amounts shall be paid by the Purchasers to the Sellers (pro-rata between the Sellers) and no adjustment to the Base Purchase Price shall be made.

               3.4.8.2. In the event that Estimated Burn Rate Adjustment is greater than zero (i.e. the Burn Rate Withheld Amount equals zero), then (i) in the event that the Final Burn Rate Adjustment is greater than zero the Final Burn Rate Adjustment shall be added to the Base Purchase Price and shall be paid by the Purchasers to the Sellers (pro-rata between the Sellers), and (ii) in the event that the Final Burn Rate Adjustment is less than zero, then the Final Burn Rate Adjustment shall be subtracted from the Base Purchase Price and repaid by the Sellers (pro-rata between the Sellers) to the Purchasers.

               3.4.8.3. In the event that Estimated Burn Rate Adjustment is less than zero (i.e. the Burn Rate Withheld Amount is a positive number), then (i) in the event that the Final Burn Rate Adjustment is greater than Estimated Burn Rate Adjustment but less than zero, then the portion of the Burn Rate Withheld Amount representing the difference between the Final Burn Rate Adjustment and zero shall be retained by the Purchasers and deducted from the Base Purchase Price (pro-rata between the Sellers), and the portion of the Burn Rate Withheld Amount representing the difference between the Final Burn Rate Adjustment and the Estimated Burn Rate Adjustment shall be paid by the Purchasers to the Sellers (pro-rata between the Sellers), (ii) in the event that the Final Burn Rate Adjustment is less than the Estimated Burn Rate Adjustment, then in addition to the Burn Rate Withheld Amount which shall be retained by the Purchasers, the difference between the Final Burn Rate Adjustment and the Estimated Burn Rate Adjustment shall be subtracted from the Base Purchase Price and repaid by the Sellers (pro-rata between the Sellers) to the Purchasers, and (iii) in the event that the Final Burn Rate Adjustment is greater than Estimated Burn Rate Adjustment and greater than zero, then the Burn Rate Withheld Amount together with the difference between the Final Burn Rate Adjustment and zero, shall be added to the Base Purchase Price and paid by the Purchaser to the Sellers (pro-rata between the Sellers).

                    For the avoidance of any doubt, the adjustments described in this Section 3.4.8 shall be made in cash, and there shall be no adjustments to the Stock Consideration as a result of such adjustments.

     3.5. BASE PURCHASE PRICE ALLOCATION. Prior to the Closing Date, Parent shall deliver to the Company a statement (the "ALLOCATION STATEMENT") allocating the Base Purchase Price (as adjusted) (including the Assumed Liabilities) among the Purchased Assets / Sellers. The Company shall provide such information as Parent reasonably request for the preparation of the Allocation Statement. Company and Purchasers shall report the purchase and sale of the Purchased Assets in accordance with such allocation (as finally determined) for all Tax purposes and filings. The Purchasers shall bear the costs of a valuation advisor. The initial indication provided by the Parent's independent valuation firm of the Allocation Statement, based on the information provided by the Sellers, is attached hereto as Schedule 3.5 (the "INITIAL ALLOCATION").

     3.6. STOCK CONSIDERATION.

          3.6.1. 1999 PLAN AND 2001 PLAN. The Parent has previously notified the Company that it does not intend to assume the 1999 Plan, the 2001 Plan or any options to purchase shares or stock of the Company or other rights or awards granted thereunder.

          3.6.2. The Company shall, immediately prior to the Closing:

               3.6.2.1. amend the 2007 Plan so as to (a) increase the size of the pool under the 2007 Plan to 20,000,000 Company Shares, and (b) include provisions therein so that the Company can grant restricted stock awards in addition to options;

               3.6.2.2. grant the Key Employee Options under the 2007 Plan, in the amount and under the terms and conditions set forth in
                    SCHEDULE 3.6.2.1; in the aggregate value of 3.5% of the Base Purchase Price (as adjusted at the Closing and disregarding any further adjustments under Section 3.4.8) and applicable vesting schedule

               3.6.2.3. grant the Retention Options under the 2007 Plan, in the amount and under the terms and conditions set forth in
                    SCHEDULE 3.6.2.3. in the aggregate exercise price of 2% of the Base Purchase Price (as adjusted at the Closing and disregarding any further adjustments under Section 3.4.8) and applicable vesting schedule

          3.6.3. ASSUMPTION OF THE KEY EMPLOYEE OPTIONS AND THE RETENTION OPTIONS. At the Closing, each Key Employee Option and Retention Option which is outstanding immediately prior to the Closing Date (the "ASSUMED OPTIONS") shall be assumed by the Parent, and the Assumed Options shall be converted into an option to purchase Parent Ordinary Shares (except that any Key Employee Options which are in the form of shares of restricted stock shall be converted into Parent Ordinary Shares in the form of restricted stock) (collectively, the "PARENT ASSUMED OPTIONS"), in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Closing (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Transaction contemplated hereby and except that all references in each such Parent Assumed Options to Company shall be deemed to refer to the Parent):

               3.6.3.1. The number of shares of Parent Ordinary Shares subject to the Parent Assumed Options shall be equal to the product of: (x) the number of Company Shares subject to the Assumed Options immediately prior to the Closing; multiplied by (y) the Exchange Ratio.

               3.6.3.2. The exercise price per share of Parent Ordinary Shares under the Parent Assumed Options shall be equal to: (A) in the case of the Retention Options - (x) the exercise price per share of each of the Assumed Options in effect under the applicable Assumed Option immediately prior to the Closing divided by (y) the Exchange Ratio; or (B) in the case of the Key Employee Options - the par value of the Parent Ordinary Shares (and in the event that such Key Employee Options are in the form of restricted stock, the purchase price of such restricted stock shall be the par value).

               For the purpose of this Agreement the term "EXCHANGE RATIO" means the quotient obtained by dividing (a) the result of (i) the aggregate consideration attributable to the Assumed Options (assuming the shares underlying such options were participating in the distribution of the entire Base Purchase Price in accordance with the corporate documents of the Company as of the Closing Date (which would reflect the following changes to the Original Issue Price, as such term is defined in the Amended and Restated Articles of Association of the Company as currently in effect - in Section 1A, under the definition of "Original Issue Price", the number "$0.589362" specified in (ii) shall be replaced with "$0.736703" and the number "$0.736703" specified in
               (iii) shall be replaced with "$0.589362"), divided by (ii) the number of Assumed Options, outstanding as of the Closing Date; by
               (b) the Average Share Price.

          3.6.4. Each Person who is eligible to receive any of the Stock Consideration shall execute and deliver to the Company, together with the receipt of such Stock Consideration and as a condition hereto, a final waiver and release from any and all actions and/or claims against the Sellers related to such Person's engagement with the Sellers prior to the Closing Date, as part of the consent of such Employee to the assignment of his employment to the Purchasers.

          3.6.5. In effecting such assumption and conversion, the aggregate number of Parent Ordinary Shares to be subject to each of the Assumed Options will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

          3.6.6. Any adjustments provided herein with respect to the Stock Consideration (whether vested or not) shall be effected in a manner consistent with applicable Law and, to the extent applicable, that maintains any intended favorable tax treatment relating to such options or restricted stock that existed prior to such adjustment and in accordance with the Israeli Option Tax Pre-Ruling. The assumption of the Plan including the Assumed Options and their conversion into Parent Assumed Options will not result in any accelerated vesting of such Parent Assumed Options, the Parent Ordinary Shares purchasable thereunder, and the vesting schedule in effect for each Assumed Option (except as provided by their terms) shall remain in full force after the assumption thereof by Purchasers.

          3.6.7. STOCK CONSIDERATION VALUE. The value of each Parent Ordinary Share shall be equal to the average last sale price of the Parent Ordinary Shares reported on Nasdaq, during the 30 trading days ending on the third trading day preceding the Closing Date (the "AVERAGE SHARE PRICE").The value attributable to the Stock Consideration (the "STOCK CONSIDERATION VALUE") shall be calculated as the sum of: (a) with respect to the Key Employees Options - an amount equal to the total number of Key Employee Options divided by the Exchange Ratio and multiplied by the Average Share Price; plus (b) with respect to the Retention Options - the total number of Retention Options multiplied by the Exchange Ratio and multiplied by the Black and Scholes formula value of the Parent Assumed Options.

     3.7. UK VAT PROVISIONS.

          3.7.1. Such part of the Base Purchase Price allocated to the Purchased Assets being sold by Seller UK Sub is exclusive of VAT.

          3.7.2. Seller UK Sub and each Purchaser intend that the provisions of the applicable UK VAT Law pertaining to the transfer of a business apply to the sale of the Purchased Assets being sold by Seller UK Sub so that such transactions are treated as neither a supply of goods nor a supply of services for VAT purposes.

          3.7.3. If, notwithstanding the foregoing, any VAT is payable on any supply by Seller UK Sub under this Agreement, the relevant Purchaser shall pay the amount of that VAT in addition to the relevant part of the Base Purchase Price against delivery to the relevant Purchaser of a proper VAT invoice in respect of that VAT.

          3.7.4. Seller UK Sub shall deliver to the relevant Purchaser such records relating to VAT as are required to be delivered in accordance with the relevant Laws, and the relevant Purchaser shall preserve such records, and make them available for inspection by Seller UK Sub, for whatever period is required under such legislation and regulations.

4.   CLOSING

     4.1. CLOSING DATE. Subject to the satisfaction of the conditions set forth in Sections 10.1 and 10.2 hereof, the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Meitar Liquornik Geva & Leshem Brandwein (or at such other place as the parties may designate in writing) at 10:00 a.m. (Israel time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Section 10, unless another time or date, or both, are agreed to in writing by the parties hereto.

     4.2. DELIVERIES AT CLOSING. At the Closing, the following actions and occurrences will take place, all of which shall be deemed to have occurred simultaneously and no action shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered, until all actions are completed and all documents and certificates delivered.

          4.2.1. The Sellers shall deliver to the Purchasers:

               4.2.1.1. The Purchased Assets by way of transfer of ownership via, among others, a general assignment, assumption and bill of sale (in the form of EXHIBIT B attached hereto), duly executed by the Sellers evidencing the sale, conveyance, transfer and assignment to Purchasers of the Purchased Assets (other than those Purchased Assets covered under Section 4.2.1.6 below);

               4.2.1.2. a certificate signed by the Chief Financial Officer or
                    Chief Executive Officer or director of each of the Sellers (on behalf of the Sellers) authorized to such effect by the respective Board of Directors of each of the Sellers, in the form attached as SCHEDULE 4.2.1.2, which certificate will include any updates to the extent deemed by the Company advisable to be made to the Disclosure Schedules due to the period between signing and Closing, it being agreed and acknowledged that any such update shall not be deemed a representation made for the purpose of indemnity hereunder, and the Purchasers' rights to seek indemnification for any matter so disclosed (to the extent indemnification is due in that respect and subject to the limitations set forth in
                    Section 11 of this Agreement) will not be effected or prejudiced due to such disclosure;

               4.2.1.3. a certificate of good standing of each of the Sellers
                    (to the extent existing in the jurisdiction of the Seller), dated no more than three (3) days prior to the Closing Date;

               4.2.1.4. a duly executed power of attorney of each of the Sellers in accordance with Section 2.5.1;

               4.2.1.5. duly executed copies of the binding resolutions of the shareholders, stockholders or members of each of the Sellers (as applicable) approving the signing, delivery and performance of this Agreement, the Transaction Documents and the transactions contemplated hereunder and thereunder;

               4.2.1.6. duly executed assignment and assumption agreements to each of the Purchasers in the form of EXHIBIT C hereto, transferring the Purchased Contracts and the Assumed Liabilities to the Purchasers together with (A) duly executed assignments of all Transferred Patent, Transferred Software, Transferred Copyright, Transferred Trade Secrets and Transferred Trademarks in forms suitable for recordation with the U.S. Patent and Trademark Office and all counterparts in all foreign jurisdictions, (B) and such other general assignments of all other Intellectual Property purchased by Purchasers, as reasonably requested by Purchasers in order to validly effect the transfer thereof;

               4.2.1.7. Duly executed copies of the third party (including from any Governmental Body) consents, waivers and approvals listed on SCHEDULE 4.2.1.7;

               4.2.1.8. fully executed resolutions of the board of directors of each of the Sellers (or stockholders, to the extent such Seller's stockholders have taken the authority of the board of directors) duly adopted in the form attached hereto as
                    SCHEDULE 4.2.1.8;

               4.2.1.9. an opinion of O'Neal Webster Law Offices, counsel to the
                    Company, dated as of the Closing, in the form attached hereto as SCHEDULE 4.2.1.9A; and an opinion of Zysman, Aharoni, Gayer & Ady Kaplan & Co. Law Offices, counsel to the Seller Israel Sub, dated as of the Closing, in the form attached hereto as SCHEDULE 4.2.1.9B;

               4.2.1.10. a written confirmation and consent from each Person listed in Schedule 4.2.1.10 as having any Lien (other than Permitted Lien) over any of the Purchased Assets and any Person who as of the Closing Date has any such Lien (other than Permitted Lien), that such Lien has been removed and is no longer in effect, together with certifications for such removals from the applicable Governmental Body (including any UCC filings required); and

               4.2.1.11. all such other instruments of conveyance, assignment and transfer, and such affidavits, as reasonably required to be delivered by the Sellers at or prior to the Closing Date, as shall be effective to transfer to Purchasers the Purchased Assets and the Assumed Liabilities pursuant to this Agreement.

          4.2.2. Purchasers shall deliver:

               4.2.2.1. to the Company a certificate signed by an executive officer of each of the Purchasers dated as of the Closing Date, in the form attached as SCHEDULE 4.2.2.1;

               4.2.2.2. to each of the Sellers, such Seller's portion of the
                    Closing Date Purchase Price pursuant to Section 3.2;

               4.2.2.3. to the Company the duly executed bills of sale to each of the applicable Sellers in the form of EXHIBIT B hereto;

               4.2.2.4. to the Company, a letter of release of the Guarantee from escrow, in the form attached hereto as SCHEDULE
                    4.2.2.4.

               4.2.2.5. to the Company the duly executed assignment and
                    assumption agreements in the form attached hereto as EXHIBIT C hereto; and

               4.2.2.6. to the Company, all such other instruments of
                    conveyance, assignment and transfer, and such affidavits, as reasonably required to be delivered by the Sellers at or prior to the Closing Date, as shall be effective to transfer from the Sellers the Purchased Assets and the Assumed Liabilities pursuant to this Agreement.

          4.2.3. ESCROW FUND.

               4.2.3.1. Seller Israel Sub, Parent and Escrow Agent shall execute the Escrow Agreement;

               4.2.3.2. Purchasers shall deliver to the Escrow Agent the amount to be held in the Escrow Fund, to be held and disposed of by the Escrow Agent as provided in the Escrow Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Except as otherwise set forth in the disclosure schedule delivered by each of the Sellers to the Purchasers on the date hereof (the "DISCLOSURE SCHEDULE"), the Sellers, jointly and severally, hereby represent and warrant to each of the Purchasers, as of the date hereof and as of the Closing Date as set forth below:

     5.1. ORGANIZATION AND GOOD STANDING OF COMPANY. Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and Company has all requisite corporate power and authority to own, lease and operate the Purchased Assets and to carry on the Business as now conducted. Company is duly qualified or authorized to do business in the place it conducts its business and (to the extent applicable in its jurisdiction of incorporation) is in good standing under the laws of each jurisdiction in which the conduct of the Business or ownership of Purchased Assets requires such qualification or authorization, except where failure to be so qualified would not have a Material Adverse Effect. Seller's certificate of incorporation and memorandum and articles of association as in effect on the date hereof have been provided to the Purchasers, and the Company is not in violation of any of the provisions of the said corporate documents.

     5.2. SELLERS AND COMPANY SUBSIDIARIES. SCHEDULE 5.2 sets forth a list of each of the Sellers, Subsidiary and each other Affiliate thereof that is currently engaged in the operation of the Business or that has title to any Purchased Asset or Assumed Liability, together with its jurisdiction of organization, as well as all other Subsidiaries and Affiliates of the Company. Except as set forth in SCHEDULE 5.2, each such Subsidiary and Affiliate is duly organized, validly existing, and (to the extent applicable in its jurisdiction of incorporation) is in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease, use and operate the Purchased Assets owned, leased, used or operated by it and is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership, lease, use or operation of its properties and assets comprising the Purchased Assets requires such qualification, except where failure to comply would not have a Material Adverse Effect. Each such Subsidiary's and Affiliate's Memorandum of Association, Articles of Association, Certificates of Incorporation and Bylaws or comparable governing documents (collectively, the "CORPORATE DOCUMENTS"), each as amended to the date hereof, and each as so delivered to the Purchasers is in full force and effect. None of the Subsidiaries or Affiliates of the Company is in violation of any of the provisions of its respective Corporate Documents.

     5.3. AUTHORIZATION OF AGREEMENT. Each of the Sellers has all requisite power, authority and legal capacity to execute and deliver this Agreement and each of their Subsidiaries has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Sellers or their Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement (the "TRANSACTION DOCUMENTS"), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of the Sellers. This Agreement has been, and each of the Transaction Documents will be at or prior to the Closing, duly and validly executed and delivered by the Sellers which is a party thereto and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Transaction Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Sellers, enforceable against each of the Sellers in accordance with their respective terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

          None of the Sellers has: (i) received any written notice from any applicable Governmental Body in their respective states of incorporation that its registration may be revoked, stricken or erased; (ii) admitted an inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy, liquidation winding up, stay of proceedings, plan of arrangement or any similar proceeding, or (iii) consented to the appointment of a receiver, liquidator, trustee or special manager for itself or for any substantial part of its properties, or made any determination in respect of the distribution of its assets (the forgoing collectively referred to below as "BANKRUPTCY EVENTS"). No written notice has been received of any Action for, or the intent of any Person to request to seek or pursue, any remedy under or in connection with a Bankruptcy Event and to the Sellers Knowledge there is no reasonable basis for (ii) or (iii) above.

     5.4. CONFLICTS. The execution, delivery and performance by each of the Sellers of this Agreement and the Transaction Documents, does not and will not (i) conflict with, or result in a violation of the respective Corporate Documents of each of the Sellers; (ii) violate any order of Governmental Body by which such Seller is bound; (iii) violate any Law applicable to such Seller; (iv) except as set forth in SCHEDULE 5.4, result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument related to the Purchased Assets and to which the Sellers are a party or to which the Purchased Assets of the Sellers are subject; or (v) except as set forth in SCHEDULE 5.4, result in the creation of any Lien on the Purchased Assets held, leased, licensed, owned or used by the Sellers.

     5.5. CONSENTS OF THIRD PARTIES. Except as set forth in SCHEDULE 5.5, the execution and delivery of this Agreement and the Transaction Documents by each of the Sellers does not, and the performance of this Agreement by the Sellers, including, without limitation, transfer and assignment of all the Purchased Assets and the assumption of the Assumed Liabilities free and clear of all Liens, will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Body or any other Person.

     5.6. FINANCIAL STATEMENTS.

          5.6.1. Attached as SCHEDULE 5.6(A) are the audited consolidated balance sheets of the Company as of December 31, 2007 and December 31, 2008, accompanied by the report of the Seller's independent public accountants thereon (the "FINANCIAL STATEMENTS"). Attached as SCHEDULE 5.6B are the unaudited but reviewed consolidated balance sheet of the Company as of June 30, 2009 (the "BALANCE SHEET DATE") and the related consolidated statements of income and cash flows for the six months then ended (the "UNAUDITED INTERIM FINANCIAL STATEMENTS" or the "COMPANY CURRENT BALANCE SHEET"). The Financial Statements (including the related notes thereto) and the Unaudited Interim Financial Statements are true and complete in all material respects and in accordance with GAAP applied on a consistent basis throughout the periods involved, and fairly present in all material respects in accordance with GAAP the consolidated financial position of the Sellers as at the date thereof and the consolidated results of its operations and cash flows for the period indicated.

          5.6.2. Without derogating from the generality of Section 5.6.1 hereof, each of the Sellers maintains a standard system of accounting established and administered in accordance with GAAP. The Sellers maintain a system of internal accounting sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations;
               (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for its assets; and (C) access to assets is permitted only in accordance with management's general or specific authorization. The Sellers have made available to Purchasers complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting control.

          5.6.3. The Sellers did not receive from the Sellers' independent auditors any notice with respect to (A) any fraud, whether or not material, that involves the Sellers' management or other employees who have a role in the preparation of financial statements or the internal controls utilized by the Sellers, or
               (B) any material claim or allegation regarding any of the foregoing.

          5.6.4. Except as set forth in SCHEDULE 5.6.4, all Liabilities of the Sellers are reflected in or reserved against in the Company Current Balance Sheet to the extent required by GAAP; other than Liabilities (A) that have arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date, or (B) that are less than USD50,000 (Fifty Thousand United States Dollars) individually or that with all other such Liabilities do not exceed USD150,000 (One Hundred and Fifty Thousand United States Dollars) in the aggregate.

          5.6.5. All the Purchased Accounts Receivables have arisen from bona fide transactions in the Ordinary Course of Business. All the Purchased Accounts Receivable reflected on the Financial Statements and the Company Current Balance Sheet were recorded in a manner consistent with past practice and in accordance with GAAP consistently applied. Sellers have not taken any action to cause the Purchased Accounts Receivables not to be collectible in accordance with their terms, such as waiver. All goods and services to be delivered underlying the Purchased Accounts Receivable have been delivered in accordance with their respective terms.

          5.6.6. NO CHANGES. Except as set forth in SCHEDULE 5.6.6, since the Balance Sheet Date and prior to the date hereof, there has not been, occurred or arisen any:

               5.6.6.1. material transaction with respect to the Purchased
                    Assets by the Sellers except in the Ordinary Course of Business and consistent with past practices;

               5.6.6.2. capital expenditure or capital commitment by the Sellers not in the Ordinary Course of Business or in excess, individually or in the aggregate of USD150,000 (One Hundred and Fifty Thousand United States Dollars);

               5.6.6.3. destruction of, damage to, or loss of any material
                    Purchased Asset of the Sellers (whether or not covered by insurance);

               5.6.6.4. work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance, whether pending or threatened, relating to any labor, safety or discrimination matter involving the Sellers, including, without limitation, charges of wrongful termination of employment or other unlawful labor practices or actions;

               5.6.6.5. change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Sellers other than as required by GAAP;

               5.6.6.6. material revaluation by the Sellers of any of their respective Purchased Assets;

               5.6.6.7. increase in the salary or other compensation payable or to become payable by the Sellers to any of its officers, directors or employees, independent contractors or advisors other than in the Ordinary Course of Business consistent with past practices;

               5.6.6.8. Any termination, extension, amendment or modification or any material breach or default of any of the parties of the terms of any Contract which the Sellers are a party to and which is considered one of the Purchased Assets and/or material to the Business, other than Contracts entered into in connection with the transactions contemplated hereby, all of which have been revealed to Purchasers prior to the date hereof;

               5.6.6.9. sale, lease, license or other disposition of any of the material assets or properties of the Sellers (other than in the ordinary course of business) related to the Business or any creation of any security interest in any of the Purchased Assets;

               5.6.6.10. loans in excess of $5,000 individually, by any of the
                    Sellers to any person or entity, incurring by the Sellers of any indebtedness, guaranteeing by the Sellers of any indebtedness, issuance or sale of any debt securities of the Sellers or guaranteeing of any debt securities of others;

               5.6.6.11. waiver or release of any material right or claim of the
                    Sellers, including any material write-off or other compromise of any Purchased Account Receivable of the Sellers;

               5.6.6.12. (A) sale by the Sellers of any Intellectual Property related to the Business or the entering into of any license agreement, security agreement, assignment or other conveyance or option, with respect to each of the Sellers' Intellectual Property related to the Business with any person or entity (other than customer license agreements entered into in the Ordinary Course of Business consistent with past practice), or (B) the purchase or other acquisition of any Intellectual Property related to the Business or the entering into of any license agreement, security agreement, assignment or other conveyance or option with respect to the Intellectual Property related to the Business of any Person,;

               5.6.6.13. any event or condition of any kind or nature whatsoever that has had or is reasonably likely to have a Material Adverse Effect with respect to the Sellers, and/or the Business or the Purchased Assets; or

               5.6.6.14. agreement by the Sellers to do any of the things described in the preceding Sections 5.6.6.1 through 5.6.6.13.

     5.7. TITLE TO PURCHASED ASSETS; SUFFICIENCY. As of the date hereof and as of the Closing, Sellers hold and shall continue to hold good and marketable title to and have and shall continue to have valid interests in all of the Purchased Assets free and clear of any and all Liens except for (i) Liens for taxes not yet due and payable which are in amounts for which the Sellers have sufficient funds and that do not impose any liability in excess of the Assumed Liabilities, and (ii) Liens of employees and laborers for current wages not yet due which are in amounts for which the Sellers have sufficient funds and that do not impose any liability in excess of the Assumed Liabilities(collectively, "PERMITTED LIENS"). Except as set forth in
          SCHEDULE 5.7, the Sellers are not in material default or in material breach of any provision which is required to be performed by it under any of its leases or licenses and holds a valid ownership, leasehold or licensed interest in the Purchased Assets not outright owned by it. The Purchased Assets are in good operating condition and repair, reasonable wear and tear accepted, and conform in all material respects with all applicable Laws. The Purchased Assets include all assets, rights, properties, licenses and permits, contracts and other benefits that are necessary in order to allow the Purchasers to continue after the Closing to conduct the Business as presently conducted. At and as of the Closing, the Purchasers shall have good, valid and marketable title to all of the Purchased Assets, free and clear of any Liens, other than Permitted Liens.

          To the Actual Knowledge of the Sellers the transfer of any Purchased Asset transferred hereunder does not require any payments or fees to be paid to any third party in connection with such transfer, excluding registration fees or similar costs.

     5.8. TAXES.

          5.8.1. Each of the Sellers is registered and uniquely resident for Tax purposes in its respective countries of incorporation and do not have any other requirement to register for Taxes in any other jurisdiction(s).

          5.8.2. Except as set forth in SCHEDULE 5.8.2, each of the Tax Returns required to be filed by or on behalf of each of the Sellers with any Governmental Entity with respect to any taxable period before the date hereof (the "SELLER TAX RETURNS"): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been properly prepared and correct and complete in all material respects.

          5.8.3. There are no outstanding Contracts with respect to the Purchased Assets extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Sellers for any taxable period and no request for any such waiver or extension is currently pending.

          5.8.4. No audit or other proceeding by any Governmental Entity is pending or, to the Actual Knowledge of the Sellers, threatened with respect to any amount of Taxes due from or with respect to the Sellers and, to the Actual Knowledge of the Sellers, there is no reasonable basis for any such additional Taxes due. No Governmental Entity has given notice of its intention to assert any deficiency or claim for additional amounts of Taxes against the Sellers. No claim has been made against the Sellers by any Governmental Entity in a jurisdiction where the Sellers do not file Tax Returns that the Sellers are or may be subject to taxation by that jurisdiction.

          5.8.5. There are no Liens for Taxes upon the Purchased Assets, except for statutory Liens for current Taxes not yet due.

          5.8.6. The Sellers have each withheld to the extent required under applicable Law from their respective Employees, independent contractors, creditors, shareholders and third parties, and timely paid to the appropriate Taxing Authority, proper and accurate amounts which were due prior to the date hereof in all material respects for all periods ending on or before the date hereof in compliance with all Tax withholding and remitting provisions of applicable Laws. The Sellers have each complied in all material respects with all Tax information reporting provisions under applicable Laws relating to the Purchased Assets and the Assumed Liabilities and the Business.

          5.8.7. Except as set forth in SCHEDULE 5.8.7, with respect to the 2007
               Plan: (i) the Sellers comply in all material respects with all the relevant requirements of Section 102 of the Israeli Income Tax Ordinance and the regulations promulgated thereunder (to the extent applicable to any of the Sellers), with respect to any option or any share issued under the 2007 Plan pursuant to the provisions of such section, and (ii) the Sellers (to the extent applicable to any of the Sellers) have complied in all material respects with the requirements of Section 3(i) of the Israeli Income Tax Ordinance with respect to the grant of options or shares to independent contractors or "Controlling Shareholders" (as defined in said section).

          5.8.8. There are no Tax rulings, Contracts and arrangements (whether by written agreement or not) issued to or agreed by the Sellers, relating to Taxes relating to the Business.

          5.8.9. The Sellers and the transactions contemplated hereunder are not subject to any restrictions or limitations pursuant to Part E2 (change of structure and merger) of the Ordinance.

          5.8.10. None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Section 280G of the Code.

     5.9. INTELLECTUAL PROPERTY.

          5.9.1. SCHEDULE 5.9.1 sets forth an accurate and complete list of all Transferred Patents, registered Transferred Trademarks, pending applications for registrations of any Transferred Trademarks, unregistered Transferred Trademarks used since January 1, 2000 and related to the Business, registered Transferred Copyrights and pending applications for the registration of Transferred Copyrights which are included in the Transferred Intellectual Property. SCHEDULE 5.9.1 lists all of the jurisdictions in which each such item of Transferred Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed. Each item of Transferred Intellectual Property is valid and subsisting, and has not been abandoned or passed into the public domain.

          5.9.2. Except as disclosed on SCHEDULE 5.9.2, the Seller, directly or through its Subsidiaries, is the sole and exclusive owner of all right, title and interest in and to all the Transferred Intellectual Property, including the Patents, the Marks, the Copyright and the Software included therein. All Transferred Intellectual Property either (i) was invented or created by employees of the Sellers, acting within the scope of their employment, or by Third Parties (including consultants, independent contractors, Representatives, former employees or agents of the Sellers or of any of the Subsidiaries), all of which employees and Third Parties have validly and irrevocably assigned all of their rights, title and interest including Intellectual Property rights therein, to the Sellers, and no Third Party (including any employee of Seller) owns or has any rights, title and interest to any of such Transferred Intellectual Property, or (ii) is duly and validly licensed to the Sellers for use, license or sale in the manner currently used, licensed or sold by the Sellers in the operation of the Business, as it is currently conducted, in either case, free and clear of all Liens or obligations to others (except for Permitted Liens and those specified licenses included on SCHEDULE 5.9.5). No Person who has licensed any Transferred Intellectual Property to the Sellers has any ownership rights or license rights to improvements or derivative works made by the Sellers with respect to such Transferred Intellectual Property.

          5.9.3. To the Sellers' IP Knowledge, the operation of the Business as currently conducted, including the use of the Transferred Intellectual Property in connection with the Business, and the present business practices and methods of the Sellers as part of the Business, do not infringe, misappropriate or constitute the unauthorized use of any Intellectual Property of any Person, violate the right to privacy or publicity of any person. The Transferred Intellectual Property, including the Purchased Intellectual Property Licenses, include all of the Intellectual Property currently used by the Sellers in the Business as currently conducted.

          5.9.4. Except with respect to licenses of commercial off-the-shelf Software, and to the Sellers' IP Knowledge, except pursuant to the Purchased Intellectual Property Licenses listed on SCHEDULE 5.9.4, the Sellers are not required, obligated, or under any Liability, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Transferred Intellectual Property, or to any other person, with respect to the use thereof or in connection with the conduct of the Business as currently conducted.

          5.9.5. SCHEDULE 5.9.5 sets forth a complete and accurate list of all Purchased Contracts currently in effect to which the Sellers are a party which are related to the Business (i) consisting of any Purchased Intellectual Property Licenses, (ii) pursuant to which the Sellers have granted to any Third Party any right to use, license or sell any of the Transferred Intellectual Property (other than customers of the Sellers in the Ordinary Course of Business), (iii) containing a covenant limiting the ability of the Sellers to exploit any of the Transferred Intellectual Property or (iv) containing an agreement to indemnify any Person against any claim that the use or other exploitation of the Transferred Intellectual Property by such Third Party violates, infringes, misappropriates or constitutes an unauthorized use of any Intellectual Property rights or any other rights of any Person (other than customers, partners, distributors, resellers, OEMs and alike of the Sellers in the Ordinary Course of Business).

          5.9.6. Except as set forth in SCHEDULE 5.9.6, each of the Purchased Intellectual Property Licenses is in full force and effect and, is the legal, valid and binding obligation of the parties thereto, enforceable against the respective Seller, or to the Actual Knowledge of the Sellers, against the other parties thereto, in accordance with its terms. The Sellers are not in material default under any Purchased Intellectual Property License, nor, to the Actual Knowledge of Seller, is any other party to a Purchased Intellectual Property License in material default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. No party to any of the Purchased Intellectual Property Licenses has exercised any termination rights with respect thereto.

          5.9.7. Except as set forth in SCHEDULE 5.9.7, no Transferred Trade Secret relating to the Business as presently conducted has been authorized to be disclosed or has been actually disclosed by the Sellers to any employee, Affiliate or any Third Party other than pursuant to a non-disclosure agreement restricting the disclosure and use of such Transferred Trade Secret. The Sellers have taken reasonable security measures to protect the secrecy, confidentiality and value of all the Trade Secrets of their Sellers that constitute part of the Transferred Intellectual Property and any other non-public, proprietary information, including invention disclosures, not covered by any Patents owned by the Sellers that constitute part of the Transferred Intellectual Property, which measures are reasonable in the industry in which the Sellers operate. Each employee, consultant, independent contractor, representative and agent of any of the Sellers that was engaged in the past three years who have contributed to or participated in any way in the conception and/or development of the Transferred Intellectual Property has entered into a written non-disclosure and invention assignment agreement with the applicable of the Sellers.

          5.9.8. The Sellers have not received written (including, without limitation, by electronic mail) notice of any such threatened claim against the Sellers of infringement, unauthorized use, or violation of any Intellectual Property or other right, or challenging the ownership, use, validity or enforceability of any Transferred Intellectual Property or any Purchased Intellectual Property Licenses.

          5.9.9. To the Sellers' IP Knowledge, there is no facts or information that: (i) would render any Transferred Intellectual Property or any Purchased Intellectual Property License invalid or unenforceable, or (ii) would adversely affect or impede the ability of the Sellers to use any Transferred Intellectual Property or any Purchased Intellectual Property Licenses in the conduct of the Business as it is currently conducted. The Sellers have not misrepresented, or failed to disclose, and has no Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application or other filing with respect to, any Transferred Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or other filing or that to Seller's Knowledge would otherwise affect the validity or enforceability of any registration with respect to any Transferred Intellectual Property.

          5.9.10. All registration, maintenance, renewal or any other fees in connection with each item of Transferred Intellectual Property which are due prior to the date hereof have been paid, and all material documents and certificates in connection with Transferred Intellectual Property which are due for filing prior to the date hereof have been filed with the relevant authorities for the purpose of maintaining the registrations, recordations, filings and effectiveness with respect to any Transferred Intellectual Property. There are no actions that must be taken by any of the Sellers or the Purchasers within forty five (45) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Transferred Intellectual Property registered in, or for which application was made. To the maximum extent provided for by, and in accordance with, Laws, the Sellers have recorded in a timely manner each assignment of registered Transferred Intellectual Property assigned to the Sellers with the relevant governmental authority, including the United States Patent and Trademark Office or their respective counterparts in any relevant foreign jurisdiction, as the case may be.

          5.9.11. To the Knowledge of the Sellers, except as set forth in
               SCHEDULE 5.9.11, no Person is infringing, violating, misusing or misappropriating any Transferred Intellectual Property of the Sellers or to Seller's Actual Knowledge any Purchased Intellectual Property Licenses licensed by the Sellers to third parties, and no such claims have been made in writing against any Person by the Sellers.

          5.9.12. There are no Orders to which the Sellers are a party or by which the Sellers are bound which restrict the rights to use any of the Transferred Intellectual Property or any Purchased Intellectual Property Licenses.

          5.9.13. Except as set forth in Schedule 5.9.13, the consummation of the transactions contemplated hereby, in and of themselves, will not result in the loss or impairment of Purchasers' right to own or use any portion of the Transferred Intellectual Property or any Purchased Intellectual Property Licenses, assuming receipt of the consents under such Purchased Intellectual Property Licenses specified in SCHEDULE 1.1(C), provided the above shall not include any such loss or impairment resulting directly from the identity of the Purchasers or any rules or Laws applicable to them and not to the Sellers.

          5.9.14. No present or former employee, consultant, independent representative, agent or contractor of the Sellers has any right, title, or interest, directly or indirectly, in whole or in part, in any Transferred Intellectual Property. To the Sellers' IP Knowledge of the Sellers, no employee, consultant, independent representative, agent or contractor of the Sellers is, as a result of or in the course of such employee's, consultant's or independent contractor's engagement by the Sellers in connection with the Transferred Intellectual Property, in default or breach of any material term of any non-disclosure agreement, assignment of invention agreement or similar agreement.

          5.9.15. SCHEDULE 5.9.15 sets forth (i) a complete and accurate list of all Software that is owned exclusively by the Sellers and is used in the operation of the Business and (ii) a complete and accurate list of all Software that is used by the Sellers in the operation of the Business that is not exclusively owned by the Sellers, except for standard off the shelf Software.

          5.9.16. The Software referred to in clause (i) of Section 5.9.15 operate in a manner which is substantially in conformity and compliance with all specifications relating thereto relating to the design, performance, operation, test, support and maintenance of such Software, and other documentation relating to such technical specifications. All Software included as Purchased Assets shall be delivered at Closing (i) free of any viruses, including any Trojan horse, worm, harmful or disruptive component, or computer programming code intentionally constructed to damage, interfere with or otherwise adversely effect other codes, computer programs, data files or operations, except for technical measures and features that are expressly documented in the source code and that are designated to prevent unauthorized use of the Software, and (ii) free of any code that would disable or shut down, in whole or in part, any material computer program, including any device or method that permits any person to circumvent the normal security of the Software.

          5.9.17. SCHEDULE 5.9.17 sets forth a complete list of all Purchased Contracts pursuant to which any source code that relates to, or is part of, any Transferred Intellectual Property has been placed in escrow for the benefit of any Third Party. Neither the execution of this Agreement, the Transaction Documents nor any of the transactions contemplated hereby or thereby will cause the release of or give any Person the right to demand any source code or other data or information from any escrow agreement or similar arrangement to which the Sellers are a party and which relate to or is part of any Transferred Intellectual Property; provided that any act or omission of the Purchasers which triggers such release terms in such escrow arrangement shall not be deemed a breach of this representation.

          5.9.18. SCHEDULE 5.9.18, lists all software or other material that is or is required to be distributed as "freeware," "free software," "open source software" or under a similar licensing or distribution model (including but not limited to any license which complies with the Open Source Initiative Corporation's
               (OSI) open source definition or which is, or is equivalent to, a license approved by OSI) that the Sellers use or license, and identifies that which is incorporated into, combined with, or distributed in conjunction with any Sellers' products or services ("INCORPORATED OPEN SOURCE SOFTWARE"). The Sellers' use and distribution of each component of Incorporated Open Source Software complies with all material provisions of the applicable license agreement, and in no case does such use, modification or distribution give rise under such license agreement to any rights to any third parties under any of Sellers Intellectual Property, including without limitation any obligation to disclose or distribute any Transferred Intellectual Property or Purchased Intellectual Property Licenses in source code form, to license any such Transferred Intellectual Property or Purchased Intellectual Property Licenses for the purpose of making derivative works, to distribute any such Transferred Intellectual Property or Purchased Intellectual Property Licenses without charge or grant any patent license to any of the patents embedded therein.

          5.9.19. None of the Sellers uses or has the right to use any Software which is "open source" or "free software" or subject to any public license or to any license the terms of which are analogous to the foregoing, under the terms of which it may be required to, among others, disclose or distribute any such Transferred Intellectual Property or Purchased Intellectual Property Licenses in source code form, to license any such Transferred Intellectual Property or Purchased Intellectual Property Licenses for the purpose of making derivative works, or to distribute any such Transferred Intellectual Property or Purchased Intellectual Property Licenses without charge.

          5.9.20. SCHEDULE 5.9.20 contains a list of all material research and development projects currently in progress which are conducted by the Sellers that relate to the Business.

     5.10. MATERIAL CONTRACTS.

          5.10.1. SCHEDULE 5.10.1 lists, under the corresponding subsection, the following Contracts (other than Transaction Documents):

               5.10.1.1. all Purchased Contracts, including all licensing, OEM, royalty and other Contracts related to the Purchased Assets or the Business, and any Contract that involves the Transferred Intellectual Property or any Third Party Intellectual Property that are related to the Business or the Purchased Assets, to which any of the Sellers are a party;

               5.10.1.2. customer agreements involving the receipt of payment in
                    2009 or thereafter of more than $50,000 annually or involving continued performance of services by the Purchasers after the Closing;

               5.10.1.3. Contracts involving the obligation of the Sellers (with respect to any portion of the Business) to purchase products, materials, supplies, advertising, equipment or services for more than $50,000 annually;

               5.10.1.4. joint venture or partnership agreements and Contracts providing for the formation of a joint venture, long-term alliance or partnership or involving an equity investment or sharing of profits by the Sellers (with respect to any portion of the Business);

               5.10.1.5. Contracts (including Employee Agreements) that by the express terms affect or limit the freedom in any material manner of the Business or any portion thereof, or any of the Purchased Assets, to compete in any line of business or with any Person or in any geographic area, including any exclusivity agreements;

               5.10.1.6. Contracts (or a group of related Contracts) under which the Sellers (in each case, with respect to any portion of the Business or any of the Purchased Assets or Assumed Liabilities) has created, incurred, assumed, or guaranteed any indebtedness or that relates to the lending of amounts, or providing for the creation of any Lien upon any Purchased Asset;

               5.10.1.7. leases, subleases or similar agreements under which the
                    Sellers are a lessee or sublessee of tangible personal property used or held for use in any portion of the Business;

               5.10.1.8. joint research and development Contracts involving the
                    Business;

               5.10.1.9. Contracts concerning the marketing or distribution by
                    Third Parties of any products or services of the Business (including Contracts requiring the payment of any sales or marketing or distribution commissions or granting to any Person rights to market, distribute or sell such products or services); SCHEDULE 5.10.1.9 contains a list of all such Contracts requiring the payment of any sales or marketing or distribution commissions which are due as of the date hereof;

               5.10.1.10. other Contracts relating to the Business which were entered into other than in the Ordinary Course of Business involving annual payments to or from Third Parties in excess of $50,000;

               5.10.1.11. any Contract obligating the Sellers (in each case, with respect to any portion of the Business or any of the Purchased Assets or Assumed Liabilities) to guarantee the performance of any other Person;

               5.10.1.12. any Contract with any Governmental Body related to the
                    Business or Purchased Assets;

               5.10.1.13. any power of attorney, proxy or similar instrument (in each case, with respect to any portion of the Business or any of the Purchased Assets or Assumed Liabilities); (other than powers of attorney given in the Ordinary Course of Business with respect to routine export, Tax or securities matters);

               5.10.1.14. any Contract relating to the Business to indemnify any
                    Person or to share in or contribute to the Liability of any Person (other than in the Ordinary Course of Business);

               5.10.1.15. all Contracts which include a provision for their termination or any change of any material term thereof (including any increase in payments, any loss of right, etc.) as a result of the assignment thereof in an event of a sale of all or any of the assets of the Sellers or similar provisions (in each case, with respect to any portion of the Business or any of the Purchased Assets or Assumed Liabilities);

               5.10.1.16. all Contracts which related to the Purchased Assets and are otherwise material to the Sellers which are not described in any of the categories specified in this SECTION 5.10.1.

          5.10.2. The Contracts set forth on SCHEDULE 5.10.1 are referred to herein as "MATERIAL CONTRACTS". The Sellers have heretofore made available to Purchasers true and complete copies of all written Material Contracts.

          5.10.3. Each Material Contract is in full force and effect and is legal, valid and binding on any of the Sellers that is a party thereto and, to the Knowledge of the Sellers, the other party or parties thereto.

          5.10.4. The Sellers (and, to the Knowledge of the Sellers, each of the other party or parties thereto), have performed in all material respects all obligations required to be performed by them under each Material Contract. Except as set forth in SCHEDULE 5.10.4, no event has occurred with respect to the Sellers or, to the Actual Knowledge of the Sellers, with respect to any other Person that (with or without lapse of time or the giving of notice or both) materially contravenes, conflicts with or results in a material violation or breach of, or gives any of the Sellers or the other party thereof the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any Material Contract. To the Knowledge of the Sellers, no party to any Material Contract has repudiated any material provision thereof or terminated any Material Contract and none of the Sellers has received any written notice that any other party or parties to any Material Contract intend to exercise any right of cancellation, termination or non-renewal thereof.

     5.11. EMPLOYEE MATTERS.

          5.11.1. SCHEDULE 5.11.1 INCLUDES a list of the names of all the Continuing Employees, including their title, their employment start date, and their compensation terms including the identity of their employer. A list of the names of all the other Employees was previously provided to the Parent. The Sellers are not in default with respect to any of their respective obligations relating to the salaries or benefits owed to their Continuing Employees. All employees involved in the Business are engaged by the Sellers, and other than the Employees, there are no other employees or consultants involved in the Business and engaged by the Sellers or any Subsidiary thereof.

          5.11.2. None of the Sellers are a party to any collective bargaining agreement with any labor union applicable to the Employees, except for any extension orders applying to all employees and/or to employees in the Seller Israel Sub's field of industry. To the best of Sellers' Knowledge there are no representation or certification proceedings or petitions seeking a representation or certification proceeding pending or threatened to be brought or filed with the National Labor Relations Board or any labor relations tribunal involving the Employees.

          5.11.3. Except as set forth in SCHEDULE 5.11.3, there are no grievances, unfair labor practices or employment discrimination charges, complaints or claims of the employees against the Sellers that is either pending, or, to the best of Sellers' Knowledge, threatened before any Governmental Body. The Sellers are not now, nor during the last two years, have been the subject of any complaint, charge, suit or other legal process with respect to any of its/their employees, independent contractors or consultants by a Governmental Authority.

          5.11.4. Except as set forth in SCHEDULE 5.11.4, (i) the Sellers are, and have been at all times, in compliance with all applicable federal, state and local Laws, rules and regulations (including without limitation the National Labor Relations Act) as well as any national, industry or company collective agreement, order or award, respecting employment, pension and social security, employment practices, terms and conditions of employment, wages and hours and workplace safety and are not engaged in any unfair labor practices; (ii) the Sellers obligations to provide statutory severance pay to the Continuing Employees pursuant to severance Laws, including without limitation, under the Israeli Severance Pay Law (5723-1963) (the "SEVERANCE LAW"), are to the extent required fully funded or accrued on the Seller's audited financial statements as of the date of such. Except for those Continuing Employees listed in SCHEDULE 5.11.4, all the Continuing Employees of the Seller Israeli Sub are subject to a severance arrangement under Section 14 of the Severance Law.

          5.11.5. No Continuing Employee is or will be entitled to any compensation, bonus, severance pay or any other benefits or entitlements on account of or resulting from any action taken by the Sellers in connection with any of the transactions contemplated under the Agreement or on account of or resulting from the termination of any Continuing Employees or their recruitment by the Purchasers except (i) as set forth in SCHEDULE 5.11.5, (ii) rights and benefits provided under applicable Law but solely to the extent so provided in such applicable Laws, and
               (iii) amounts due from Plans which have been fully funded and will be payable solely by such Plans, (iv) as contemplated in this Agreement.

          5.11.6. SCHEDULE 5.11.6 contains an accurate and complete list of each Plan and each Employee Agreement of the Continuing Employees. Sellers have made available to the Purchasers or its counsel true, complete and correct copies of (i) the most recent Plan documents, adoption agreements, summary Plan descriptions, and all amendments thereto for each Plan, and (ii) the most recent actuarial and audit reports for each Plan for which such reports are available.

          5.11.7. Each Plan, including plans maintained for the benefit of Employees in Israel, the United States the United Kingdom or elsewhere, has been established and maintained in accordance with its terms and all applicable Laws and (i) all contributions to each such Plan required through the Closing Date have been and will be made by the Sellers, (iii) each Plan is either fully funded (or fully insured) based upon generally accepted local actuarial and accounting practices and procedures or adequate accruals for each Plan have been made in Seller's financial statements in accordance with GAAP, (iv) there are no judicial, regulatory, arbitration or similar proceedings, inquiries, investigations or audits pending, or, to the Sellers' Knowledge, threatened in writing (other than routine claims for benefits) against any Plan or against the assets of any Plan; (v) none of the Sellers nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Plan; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination opinion, notification or advisory letter with respect to such status from the IRS, and
               (vii) no event has occurred and no condition or circumstance has existed or exists which may reasonably be expected to result in the disqualification of such Plan.

          5.11.8. All amounts that the Sellers are legally or contractually required either (i) to deduct from any Continuing Employee's salary or to transfer to such Continuing Employee's pension or provident, life insurance, incapacity insurance, continuing education fund or other similar fund or (ii) to withhold from any Continuing Employee's salary and pay to any Governmental Body as required by applicable Laws have, in each case, been duly deducted, transferred, withheld and paid, and the Sellers have no outstanding obligation which is currently due to make any such deduction, transfer, withholding or payment.

     5.12. LITIGATION. Except as set forth on SCHEDULE 5.12, there is no Legal Proceeding or governmental investigation pending or, to the Knowledge of Sellers, threatened by or against the Sellers relating to the Business or affecting the Purchased Assets (including without limitation, any claims for assessment or collection of Taxes on any Purchased Assets) or that seeks to impair, prohibit or restrain the ability of Sellers to enter into this Agreement or any Transaction Document, as applicable, or to consummate any of the transactions contemplated hereby or thereby and the Sellers are not subject to any Order in respect of the Business or any Purchased Asset.

     5.13. COMPLIANCE WITH LAWS; PERMITS.

          5.13.1. Except as set forth in SCHEDULE 5.13, the Sellers are, and at all times have been, in compliance in all material respects with all Laws applicable to the Business or the Purchased Assets, including all export Laws. The Sellers have not received any written notice of or been charged with the violation of any Law affecting the Business or the Purchased Assets. To the Sellers' Knowledge, none of the Sellers is under investigation with respect to the violation of any Laws affecting the Business, the Purchased Assets or the Assumed Liabilities.

          5.13.2. The Sellers hold all Permits which are required for the operation of the Business as currently conducted. The Sellers are not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) in any material respect of any term, condition or provision of any such Permit.

     5.14. GRANTS, INCENTIVES AND SUBSIDIES. None of the Sellers has received any grants, incentives and subsidies (collectively, "GRANTS") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, including, without limitation, (i) "Approved or Privileged Enterprise" from the Investment Center and (ii) grants from the grants from the Office of the Chief Scientist in the Israeli Ministry of Industry, Trade & Labor.

     5.15. FOREIGN CORRUPT PRACTICES ACT. The activities of the Sellers and their respective officers, directors and employees has complied, and the operations, including the Business, of the Sellers has complied, with all applicable laws governing corrupt or illicit business practices, including, without limitation, laws dealing with improper or illegal payments, gifts or gratuities or the payment of money or anything of value directly or indirectly to any person (whether a government official or private individual) for the purpose of illegally or improperly inducing any person or government official, or political party or official thereof, or any candidate for any such position, in making any decision or improperly assisting any person in obtaining or retaining business or taking any other action favorable to such person, or dealing with business practices in relation to investments outside of the United States (including, by way of example, if applicable, the U.S. Foreign Corrupt Practices Act, as amended).

     5.16. INSURANCE. All insurance policies by which any or all of the Purchased Assets are covered are set forth in SCHEDULE 5.16 and all such policies are in full force and effect, all premiums with respect thereto have been duly paid and Sellers are not aware of any reason that such policies shall not be extended on similar terms upon their expiration. Since January 1, 2004, no material claim by the Sellers for coverage under any such policies (or any predecessor policies) has been denied.

     5.17. RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 5.17, none of the Sellers, or any Affiliate of any of the Sellers or any of their respective officers, directors or, to the Actual Knowledge of Sellers, any employees thereof, (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, any Person which is (A) a competitor, supplier, customer, creditor or debtor (other than any salary, benefits or compensation that may be owed to such Person, as an employee of the Sellers) of the Business, or (B) a participant in any transaction to which any of the Sellers is a party in connection with the Business or (ii) is a party to any Contract with the Sellers acting on behalf of the Business.

     5.18. CUSTOMERS AND SUPPLIERS.

          5.18.1. SCHEDULE 5.18.1 sets forth a list of the ten (10) largest customers of the Business during the period from January 1, 2007 to October 30, 2009 and the ten (10) suppliers that the Company believes are the major suppliers of the Business.

          5.18.2. Since January 1, 2007, no customer or supplier of the Business listed in SCHEDULE 5.18.1 has terminated its relationship with the Sellers or materially reduced or changed the pricing or other terms of its business with the Sellers and no customer or supplier listed on SCHEDULE 5.18.1 has notified the Sellers that it intends to terminate or materially reduce the scope or pricing terms of its business with any of the Sellers.

          5.18.3. SCHEDULE 5.18.3 lists the Sellers installed base of systems in the Business, by customer, including location of each system, date of installation, and specifying whether such customer is still entitled to a warranty period (and if so when such warranty period expires) or is under maintenance services (and if so when the current maintenance period is due to end).

          5.18.4. The Sellers have made available to the Purchasers copies of all material Contracts currently outstanding between the Sellers and customers of the Sellers in the Business and all other Contracts of the Sellers that, in Sellers' judgment, are materially relevant for the continuation of the Business, as currently conducted, by the Sellers.

     5.19. PRODUCT WARRANTY; PRODUCT LIABILITY.

          5.19.1. Except as set forth on SCHEDULE 5.19, each product manufactured, sold or delivered by the Sellers under any Purchased Contract has been in conformity with all substantial product specifications and all express and implied warranties. The Sellers have provided Purchasers with true and complete copies of all warranties, warranty policies, service and maintenance agreements related to the Purchased Assets and Assumed Liabilities. SCHEDULE 5.19 sets forth a true and accurate list of all warranty claims in respect of the Business or the Purchased Assets since January 1, 2009 requiring from the Sellers either disconnection of a product, replacement of a product or payment of damages or penalties (whether liquidated or not).

          5.19.2. Except as set forth on SCHEDULE 5.19, to the Sellers' Knowledge, the Sellers have not in conducting the Business intentionally committed any act or failed to commit any act, which resulted in, and there has been no occurrence in the Sellers' control which gives rise to or form the reasonable basis of, any product Liability or Liability for breach of warranty (whether covered by insurance or not) on the part of the Sellers with respect to products included in the Business and that were designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to the Closing.

     5.20. FINANCIAL ADVISORS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for any of the Sellers in connection with the transactions contemplated by this Agreement that would result in the obligation of Purchasers to pay any finder's fee, brokerage fee, commission or similar payment in connection with the transactions contemplated hereby.

     5.21. FULL DISCLOSURE. Neither this Agreement nor any certificates made or delivered by the Sellers in connection herewith contains or, at the Closing Date, will contain, any untrue statement of a material fact or Knowingly omits or will, at the Closing Date, omit, to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

6.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Each of the Purchasers, jointly and severally, hereby represents and warrants to each of the Sellers as of the date hereof and as of the Closing Date as set forth below:

     6.1. ORGANIZATION AND GOOD STANDING. Each Purchaser is a corporation duly organized, validly existing and in good standing (to the extent applicable in its jurisdiction of incorporation) under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its business.

     6.2. AUTHORIZATION OF AGREEMENT. Each Purchaser has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Purchaser of this Agreement and each Transaction Document have been duly authorized by all necessary corporate actions on behalf of each of the Purchasers. This Agreement has been, and each Transaction Document will be at or prior to the Closing, duly executed and delivered by each Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, legal, valid and binding obligations of each Purchaser, enforceable against such Purchaser in accordance with their respective terms.

     6.3. CONFLICTS; CONSENTS OF THIRD PARTIES; NON-CONTRAVENTION.

          6.3.1. The execution, delivery and performance by the Purchasers of this Agreement and the Transaction Documents, will not (i) contravene conflict with, or result in a violation of or breach of any provision of the respective organizational documents of each of the Purchasers, (ii) contravene, conflict with, or result in any violation or breach of any provision of any judgment, injunction, order or decree of Governmental Body by which each such Purchaser is bound, (iii) contravene, conflict with, or result in any violation or breach of any provision of any Law applicable to such Purchaser; or (iv) subject (to the extent applicable) to the receipt of all the Consents set forth in Schedules 5.4 or 5.5 or required to be set forth therein, require any Consent by any Person or Governmental Body.

          6.3.2. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchasers in connection with the execution and delivery of this Agreement or the Transaction Documents or the compliance by Purchasers with any of the provisions hereof or thereof.

     6.4. AVAILABLE FUNDS. The Purchasers have, or will have prior to the Closing, sufficient funds to enable it to consummate the transactions contemplated herein.

     6.5. AVAILABLE SHARES. The Parent has, or will have prior to the Closing, sufficient reserved Parent Ordinary Shares in its authorized but unissued share capital to allow the issuance of the shares underlying the Parent Assumed Options.

     6.6. FORM S-8. Parent is eligible to file with the United States Securities and Exchange Commission ("SEC") a registration statement on Form S-8 (or any other successor or other appropriate form) for the registration of Parent Ordinary Shares underlying Parent Assumed Options.

     6.7. FINANCIAL ADVISORS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchasers in connection with the transactions contemplated by this Agreement that would result in the obligation of the Sellers to pay any finder's fee, brokerage fee, commission or similar payment in connection with the transactions contemplated hereby.

7.   COVENANTS.

     7.1. ACCESS TO INFORMATION. The Sellers agree that until the earlier of the Closing Date and the termination of this Agreement, Purchasers and Parent shall be entitled, through their officers, employees and Representatives, to continue to have access to, to review and discuss with the Sellers and their officers, the properties, and operations of the Sellers and their Subsidiaries and such books and records relating to the Business or the Purchased Assets, including without limitation, correspondence with contacts at potential customers of the Business, all the foregoing for the purpose of consummating the transactions contemplated hereunder, ensuring compliance by the parties with the provisions of this Agreement and ensuring a smooth transition for the Business, its customers and the Employees. Nothing herein shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or the Transaction Documents. All information referred to in this Section 7.1 shall be subject to the Mutual Non Disclosure Agreement between Company and Parent, dated November 24, 2008, which shall continue to be in full force and effect.

     7.2. CONDUCT OF THE BUSINESS PENDING THE CLOSING.

          7.2.1. From and after the date hereof and until the earlier of the Closing Date and the termination of this Agreement, except as otherwise expressly provided by this Agreement or with the prior written consent of Parent, which shall not be unreasonably withheld, Sellers shall:

               7.2.1.1. conduct the Business only in the Ordinary Course of
                    Business;

               7.2.1.2. use their reasonable commercial efforts to (A) preserve the present Business operations, organization (including management and the sales force) and goodwill of the Business and (B) preserve the present relationships with Persons having business dealings with the Sellers in the conduct of, or relating to, the Business (including customers and suppliers);

               7.2.1.3. use their reasonable commercial efforts to maintain (A)
                    all of the Purchased Equipment in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the Purchased Assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement, if at all in existence;

               7.2.1.4. (A) maintain the books, accounts and records of Company and its Subsidiaries relating to the Business in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable and other Liabilities and Taxes consistent with past practice in the Ordinary Course of Business, utilizing normal procedures and without materially discounting or accelerating payment of such accounts, and (C) comply in all material respects with all material contractual and other obligations applicable to the operation of the Business, including those included in the Purchased Contracts;

               7.2.1.5. use their reasonable commercial efforts to maintain all
                    Permits relating to the Business in all material respects;

               7.2.1.6. provide Purchaser with prompt notice of any material damage, destruction or loss, whether or not covered by insurance, with respect to the tangible Purchased Assets or any other event that could reasonably be expected to have a Material Adverse Effect;

               7.2.1.7. pay all maintenance and similar fees if and when due and take all other appropriate actions as necessary in the Ordinary Course of Business to prevent the abandonment, loss or impairment of all Transferred Intellectual Property;

               7.2.1.8. comply in all material respects with all applicable
                    Laws;;

               7.2.1.9. not grant or issue any shares or options to purchase shares or similar rights to any Employees, other than as specifically contemplated herein; or

               7.2.1.10. not take any action with the intent to adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement.

          7.2.2. The Sellers agree that, from and after the date hereof and until the earlier of the Closing Date and the termination of this Agreement, except as otherwise expressly provided by this Agreement or with the prior written consent of the Parent, which shall not be unreasonably withheld (if any of the actions below is required under Law or a Purchased Contract in effect on the date hereof, the Sellers will be obligated to notify the Parent of such action and an approval will not be required), Sellers shall not:

               7.2.2.1. hire any new Employee to serve in the Business or, except as required or allowed under this Agreement, terminate any Employee, or, except as may be required pursuant to any applicable Law, or agreement with such Employee which is specified in the Disclosure Schedules, (A) increase the level of compensation of or pay any bonus to, any Continuing Employee other than pursuant to the terms of engagement existing as of the date hereof and set forth in the disclosure schedules, with such Continuing Employee, (B) increase the coverage or benefits available under any (or create any new) Plan made to, for, or with any of the Continuing Employees or otherwise modify or amend or terminate any such Plan, except with respect to Employees that do not become Continuing Employees, or (C) grant any Employee or other person any change of control, severance, retention or termination compensation or benefits, or any increase therein;

               7.2.2.2. voluntarily subject the Purchased Assets to any Lien or otherwise encumber or permit or allow to be encumbered, any of the Purchased Assets (whether tangible or intangible), except under any applicable Law and other than in accordance with the provisions of the Purchased Contract or Assumed Liability related to the Purchased Asset;

               7.2.2.3. other than in the Ordinary Course of Business acquire any properties or assets in connection with the Business in an amount exceeding $15,000 individually, or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Purchased Assets;

               7.2.2.4. modify, renew, terminate or elect not to renew any
                    Purchased Contract or enter into any Contract related to the Business or which would be deemed a Purchased Contract hereunder;

               7.2.2.5. cancel or compromise any debt or claim or waive or release any right of the Sellers in respect of the Purchased Assets;

               7.2.2.6. enter into any commitment for capital expenditures relating to the Business;

               7.2.2.7. introduce any change with respect to the operation of the Business, including any change in the types, nature, composition or quality of products or services or make any material change in product specifications;

               7.2.2.8. enter into any Contract or commitment that restrains, restricts, limits or impedes the ability of the Business, or the ability of the Purchasers, to compete with or conduct any business or line of business related to the Business in any geographic area;

               7.2.2.9. terminate, modify, renew, restate, supplement or waive any rights under any (A) Purchased Contract or Purchased Intellectual Property License or (B) Permit (except as required by Law);

               7.2.2.10. disclose any information not customarily disclosed in the Ordinary Course of Business to any person concerning the Business, and the Sellers' technologies or properties or afford to any person or entity including, but not limited to, financing parties, access to its properties, books or records;

               7.2.2.11. declare, set aside, or distribute any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock (or other equity securities) of the Sellers;

               7.2.2.12. (A) accelerate or delay collection of Purchased
                    Accounts Receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business; (B) delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the Ordinary Course of Business; (C) delay or postpone the repair or maintenance of their properties related to the Business; or (D) vary any inventory purchase practices in any material respect from past practices;

               7.2.2.13. write up, write down or write off the book value of any
                    Purchase Assets, individually or in the aggregate, except for depreciation and amortization in accordance with GAAP consistently applied;

               7.2.2.14. agree to do anything prohibited by this Section 7.2
                    (including providing any promises or assurances with respect to any of the foregoing).

     7.3. REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS. From the date hereof until the earlier of Closing or termination of this Agreement, the Sellers shall use their best commercial efforts to obtain all authorizations, consents, orders and approvals of all Governmental Bodies and any third Persons that may be or become necessary for the execution and delivery of, and the performance of the obligations pursuant to this Agreement including for the transfer of all the Purchased Assets hereunder without any additional liability or obligation to the Purchasers, other than the Assumed Liabilities, and will cooperate reasonably with the Purchasers and such Governmental Body and third Persons in seeking to obtain all such authorizations, consents, orders and approvals. The Purchasers will, to the extent reasonably necessary, cooperate with the Sellers with respect to the Sellers' efforts to obtain the authorizations, consents, orders and approvals contemplated by this Section 7.3.It is clarified that the failure of the Sellers to obtain the authorizations, consents, orders and approvals contemplated by this Section 7.3 shall not create any Liability whatsoever on the Sellers.

     7.4. CHANGE OF NAME. From and after the Closing, the Sellers shall immediately cease using the Trademarks, Network Identifiers, trade-names and domain names included in the Transferred Intellectual Property, and shall, within 90 days as of the Closing, cease to do business under a corporate name or trade name that incorporates such Trademarks, Network Identifiers or trade names or any marks or names substantially similar or confusingly similar thereto and the Purchasers shall be entitled to fully use such Trademarks, the trade-names and domain names included in the Transferred Intellectual Property and Network Identifiers as well as corporate name. Following such 90-day period, Purchasers shall be entitled to take all steps necessary for the removal of the name of the Sellers from any Register of Record of Trademark registered users in any office or agency of any government or organization, and the Sellers will render any reasonable assistance required by the Purchasers in connection with such removal.

     7.5. TRANSITION. During the period between the signing of this Agreement and the earlier of the Closing Date or termination of this Agreement, the Sellers and the Purchasers shall cooperate with one another in creating joint plans for the transition of the Business, the Purchased Assets and Assumed Liabilities from the Sellers to the Purchasers at and after the Closing. The Sellers shall not take any action that is intended to have the effect of discouraging any lessor, licensor, user, customer, supplier, or other business associate of the Business from maintaining the same business relationship with the Purchasers after the Closing as it maintained with the Sellers prior to the Closing. Prior to the Closing, for the transition purposes, representatives of the Sellers shall have, together with Representatives of the Purchaser, run a copy of source code of the Situator Software from beginning to end with all components and libraries in order to demonstrate the performance of the source code of the Situator Software, in accordance with the guidelines set forth in SCHEDULE 7.5 attached hereto. For the avoidance of doubt nothing herein implies that the said source code will run uninterrupted or error free. Following the Closing, the Sellers shall use reasonable efforts to refer all user and customer inquiries relating to the Business to the Purchasers.

     7.6. NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY.

          7.6.1. In order that the Purchasers may have and enjoy the full benefit of the Purchased Assets, Sellers shall not, directly or indirectly, from the Closing Date hereof until the expiration of 36 (thirty six) months after the Closing (the "NON-COMPETE PERIOD"): (i) own, manage operate, finance, join, control or participate in the ownership, management, financing, operation, business or control of or otherwise be involved in any way in any business anywhere in the world that at any time during the Non-Compete Period (a) engages in the developing, producing, offering, distributing, selling or supporting of products or services similar to, or directly or indirectly competitive with, the products and services that are included in the Business, as conducted, (b) engages in any activity concerning Intellectual Property that is competitive with the Transferred Intellectual Property; or (ii) initiate or maintain any contact with any Person associated with the Sellers in the past and/or the present regarding all matters relating to the Purchased Assets with the intent to adversely affect the rights of the Purchasers to enjoy the Purchased Assets and the Business. Each of the Sellers acknowledges that the consideration received by the Sellers hereunder is paid in consideration, in part, for the non-compete obligations hereunder and that in light of the nature of this transaction, the interest that the Sellers have in the success of the Purchasers and the critical significance of the non-compete covenant to the Purchasers' business and to their willingness to enter into this Agreement and pay the Base Purchase Price, the non-compete covenant is reasonable and fair in the circumstances.

          7.6.2. For a period from the date hereof to the second anniversary of the Closing Date (provided that if Closing is no consummated for any reason whatsoever, this provision shall expire upon termination of the Agreement), the Sellers shall not, and shall cause all the Affiliates directly or indirectly controlled by the Sellers not to: (i) cause, solicit, induce or encourage any Employees who become Continuing Employees to leave such employment or otherwise engage any such individual; (ii) solicit, induce or encourage any Continuing Employees that received offers of engagement by Purchasers, in each case who have refused offers to become Continuing Employees pursuant to Section 9, to become or continue to be employees or consultants of the Sellers, or
               (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing customer of the Sellers and any Person that becomes a client or customer of the Business after the Closing) or any other Person who has a business relationship with the Business, to terminate or adversely modify any such actual or prospective relationship. In addition, to the extent that, during the period of one year after Closing, the Sellers are approached by any potential customer who is interested in the Business, then the Sellers shall make diligent efforts to refer such potential customer to the Purchasers.

          7.6.3. From and after the date hereof, Sellers shall not disclose, reveal, divulge or communicate to any Person other than authorized employees, officers, directors and professional advisors of the Sellers or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Purchasers or other than as contemplated under this Agreement or in exercise of any right of Sellers under this Agreement or in defending any claim against Sellers, any Purchasers' Related Confidential Information. For purposes of this Section 7.6, "PURCHASERS RELATED CONFIDENTIAL INFORMATION" shall mean any Trade Secrets or other confidential information with respect to the Purchased Assets, the Assumed Liabilities or the Business. "PURCHASERS RELATED CONFIDENTIAL INFORMATION" does not include, and there shall be no obligation hereunder with respect to, information that (i) is in the public domain at the time of disclosure by Purchasers or subsequently becomes so through no fault of Seller;
               (ii) is furnished to the Sellers by a third party having a lawful right to do so; (iii) was explicitly approved for release by written authorization of Purchasers; (iv) or is required to be furnished in connection with any correspondence or applications of the Sellers with any Governmental Body (such as with tax authorities) or (v) is disclosed in response to a valid order of a court or other Governmental Body with jurisdiction over the Sellers or Purchasers, but only to the extent of and for the purposes of such order, provided, however, that the Sellers shall first notify Purchasers in writing of the order, and permit Purchasers to seek an appropriate protective order.

          7.6.4. The covenants and undertakings contained in this SECTION 7.6 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this SECTION 7.6 may cause irreparable injury to the Purchasers, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the Purchasers will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this SECTION 7.6. The rights and remedies provided by this SECTION 7.6 are cumulative and in addition to any other rights and remedies which Purchasers may have hereunder or at Law or in equity.

          7.6.5. The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this SECTION
               7.6 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

     7.7. PUBLICITY. Sellers shall not issue any press release or announcement concerning the transactions contemplated hereby without the prior written consent of the Purchasers. If the Purchasers elect to publicly announce the transaction contemplated by this Agreement, the Sellers will assist the Purchasers in the preparation of a release or announcement, and subject to applicable Law or stock exchange rules and regulations, Purchasers shall provide Sellers with reasonable time to propose comments on such release or announcement in advance of such issuance; provided that Purchasers, in their sole discretion, shall not be obligated to accept such proposed comments.

     7.8. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other parties of (i) the occurrence or nonoccurrence of any event which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect at or prior to the Closing; (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; (iii) any material notice or other material communication of which such party has knowledge from any Governmental Body or other Person in connection with the transactions contemplated by this Agreement; (iv) any Actions commenced or to the knowledge of such party threatened against, relating to, involving or otherwise affecting, the Purchased Assets and/or the Business which, if pending on the date of this Agreement, would individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect or which relate to the consummation of the transactions contemplated by this Agreement; or
          (v) any other material adverse effect or any event that would materially impair such party's ability to perform its obligations under this Agreement. The delivery of any notice pursuant to this
          Section 7.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.9. FORM S-8. Parent agrees to take all corporate action necessary to reserve for issuance a sufficient number of Parent Ordinary Shares for delivery upon exercise of options included in the Parent Assumed Options and shares included in such Parent Assumed Options. As soon as practicable, but in any event not later than 180 days after the Closing Date, Parent shall file with the SEC a registration statement on Form S-8 (or any other successor or other appropriate form), with respect to the Parent Ordinary Shares underlying the Parent Assumed Options and shall use best commercial efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding. Not later than the filing of the Form S-8 as specified above, Parent shall cause Parent Ordinary Shares underlying Parent Assumed Options to be authorized for listing on the national securities exchange on which Parent Ordinary Shares are listed.

     7.10. INTERIM FINANCIAL STATEMENTS. Within 5 Business Days from the Closing Date, the Company shall provide the Parent with a management report (unaudited and not reviewed) financial statement for the period between September 30, 2009 and the Closing Date and the related consolidated statements of income and cash flows for the period then ended.

8.   EXCLUSIVITY.

     8.1. From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Section 12, the Sellers will not authorize or permit any of their respective Representatives acting on their behalf to, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal, or
          (v) submit any Acquisition Proposal to the vote of any security holders of the Sellers, other than the one pursuant to the Agreement. The Sellers will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal.

          "ACQUISITION PROPOSAL" shall mean, with respect to the Sellers, any agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by Parent or the Purchasers), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or bona fide indication of interest, with respect to the Business relating to, or involving: (A) any acquisition or purchase from the Sellers, or from the stockholders, shareholder or members of the Sellers, by any Person or Group (as hereinafter defined) of voting securities of the Sellers or any tender offer or exchange offer for voting securities of the Sellers or any merger, consolidation, business combination or similar transaction involving any of the Sellers; (B) any sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of all or substantially all of the assets (or any material asset) of any of the Sellers in any single transaction or series of related transactions; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of any of the Sellers, or any extraordinary dividend, whether of cash or other property or the sale of any of the Purchased Assets.

          "GROUP" shall have the definition ascribed to such term under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and related case law.

9.   EMPLOYEES AND EMPLOYEE BENEFITS.

     9.1. Each of the Sellers shall provide such reasonable assistance to the Purchasers in the solicitation and hiring of the Continuing Employees, as the Purchasers shall reasonably request.

     9.2. Promptly following the date hereof, and subject to Purchasers receiving proper evidence that each such Continuing Employee has a legal right to work in his or her country of current employment, to the extent such Continuing Employee is not a resident of the country of current employment, any of the Purchasers shall offer employment, effective as of the Closing and thereafter to any such Employee listed in SCHEDULE 9.19.2. (each such offer, an "EMPLOYMENT OFFER" and each such Employee to which an Employment Offer is made shall be referred to herein as the "CONTINUING EMPLOYEE"). Each Employment Offer shall be made to each Continuing Employee on terms and conditions that are materially the same as a whole as their conditions immediately prior to the date thereof. Each Continuing Employee who accepts an Employment Offer and who actually becomes employed by any of the Purchasers or any of its Subsidiaries in accordance with such offer is referred to herein as a "HIRED EMPLOYEE". Each of the Sellers shall reasonably cooperate and assist the Purchasers in their efforts to secure satisfactory employment arrangements with the Continuing Employees; provided however that the Sellers provide no assurance that all Continuing Employees will accept their respective Employment Offers.

     9.3. The Sellers (as applicable) shall pay (either to such Hired Employees, the Tax authorities, or the applicable funds, as applicable) all benefits that such Hired Employees may be eligible to receive under an Employment Agreement, the Company Option Plans or applicable Law, including, without limitation, all wages, bonuses, commissions, pay for other compensated absences and other remuneration (including mandatory or discretionary benefits) due to such Hired Employees as of the close of business on the Closing Date, including any related payroll deductions (such as employee benefit plan contributions and employment Taxes which shall be paid when due) with respect thereto, regardless of whether such amounts have been accrued on the books of the Sellers at the close of business on the Closing Date, but excluding such payments which are Assumed Liabilities and the funds for which will be transferred to the Purchasers for the benefit of the Hired Employees at the Closing as specified below.

     9.4. Prior to the Closing, (i) each of the Sellers shall make all such payments, transfers and fully fund all such amounts required to be placed with the Plans that would have been required to be transferred and paid to all the Hired Employees had the employment of such Hired Employees been terminated by the Sellers at the Closing, and (ii) the Sellers shall assign and transfer to the Purchasers all its rights in all such Plans with respect to the relevant Hired Employees, and such Plans shall be deemed Purchased Assets hereunder. The parties shall apply for the approval from the Income Tax Authorities (the "ITA") regarding the transfer of the provident and pension funds, severance payments funds, managers' insurance policies and education funds relating to the Hired Employees of the Sellers (together, the "FUNDS") from the Seller's and its Subsidiaries' account to the relevant account of the Purchasers. At the Closing, the Sellers will transfer title to the Funds to relevant account of the Purchasers. The Sellers and the Purchasers undertake to make all appropriate filings with the ITA and all Funds' policy managers. For the avoidance of doubt, in the event that any Hired Employee ceases to be employed by the Purchasers after the Closing Date, the Purchasers shall be solely responsible for any severance or other payments due to the employee as a result of such termination of employment.

     9.5. Immediately prior to the Closing, the Sellers shall redeem accumulated and unused vacation days of the Hired Employees, such that all such Hired Employees will be transferred to the Purchasers with no more than 10 accrued vacation days.

     9.6. With respect to any Hired Employees employed or engaged by Seller USA INC, Seller USA LLC or Seller UK Sub, the following shall apply notwithstanding the above: all such Hired Employees shall be terminated by the applicable Seller with effect as of the Closing, and Sellers shall be required to make all payments to such employees in connection with their termination (such as severance, redemption of vacation days, etc.), The applicable Purchaser shall provide each Continuing Employees with an Employment Offer. Each Employment Offer shall be made to each Continuing Employee on terms and conditions that are materially the same as a whole as their conditions immediately prior to the date thereof.

     9.7. Nothing in the employment or other agreements between any Hired Employees and the Sellers shall: (i) as of the Closing, limit or restrict such Employee from serving as employees or consultant of the Purchasers or any of their Subsidiaries; and (ii) as of the Closing, the Hired Employees or any other Continuing Employee subsequently employed or engaged by the Purchasers shall be relieved and released from the confidentiality and non-compete obligations owed to the Sellers to such extent required to perform the obligations and duties under their respective employment or engagement agreements with the Purchasers.

     9.8. BENEFITS. On and after the Closing Date, Purchasers shall cause each Hired Employee to receive full credit for all prior service with the Sellers for purposes of determining any benefits to be received by such Hired Employee to the extent that service or length of employment is an applicable factor for determining benefits under any benefit Plan of Purchasers or under applicable Laws. Purchasers agree, to the extent practicable, to facilitate a rollover of the account balances and related liabilities of the Hired Employees from the tax qualified defined contribution plan maintained by the Sellers (as applicable) to a tax-qualified defined contribution plan maintained by the Purchasers, if any.

     9.9. SELLERS OBLIGATION FOR SEVERANCE PAYMENTS. Purchasers shall not be responsible for any severance or other obligation that becomes payable to or due to any Employee who are not Hired Employees as a result of a termination of his or her employment with any of the Sellers. In the event that any Employee terminates his employment with the Sellers at any time prior to the Closing, then any severance or other obligation that becomes payable to or due to such Employee as a result of a termination of his or her employment shall be the sole responsibility of the Sellers.

     9.10. As soon as practicable after the Purchasers have offered all the Continuing Employees Employment Offers (and with respect to Employees which are not Continuing Employees, promptly after the date hereof), Parent shall notify the Company in writing of those Employees of the Sellers that Purchasers intend not to offer Employment Offers to, and shall further, at such time as it deems reasonable, notify the Company of any Continuing Employees who have refused to accept the Employment Offer and will not be engaged by the Purchasers ("NON-CONTINUING EMPLOYEES"). Notwithstanding anything to the contrary in this Agreement, it is hereby agreed that the Sellers shall have sole discretion whether to terminate such Non-Continuing Employees forthwith or at the Closing.

10.  CONDITIONS TO CLOSING

     10.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each and every of the following conditions:

          10.1.1. the representations and warranties of each of the Sellers set forth in Section 5 of this Agreement shall be true and correct
               (a) in all material respects as of the date of this Agreement and
               (b) as of the Closing as though made at and as of the Closing, except for such failures to be true and correct as would not have individually or in the aggregate a Material Adverse Effect; except in any case, to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date);

          10.1.2. the Sellers shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by them on or prior to the Closing Date;

          10.1.3. the Seller Israel Sub shall have sold, assigned, transferred, conveyed or delivered those Purchased Contracts listed on
               Schedule 2.3A (together with all related Assumed Liabilities) to the Company under such terms and conditions agreed upon by the parties such that such Purchased Contracts and Assumed Liabilities are acquired at the Closing from the Company (disregarding any third party consents for assignment required but not received by the Closing);

          10.1.4. the Sellers shall have entered into and provided the Parent with a copy of an absolute, complete and final release and settlement agreement in the form acceptable to the Parent from any and all actions and/or claims relating to the legal action described in SCHEDULE 10.1.4.

          10.1.5. each of the Persons that is entitled to receive any of the Stock Consideration shall have waived any rights with respect to previous options to purchase shares of the Company, as part of his or her execution of agreement to the assignment and transfer of employment to the Purchasers.

          10.1.6. (i) there shall be no Legal Proceedings against the Sellers or Purchasers either temporarily or permanently restraining or prohibiting the consummation of the transactions contemplated hereby, and (ii) there shall not be in effect any Order by or any objection from a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting or objecting to the consummation of the transactions contemplated hereby;

          10.1.7. the parties hereto shall have obtained the Consents, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or Third Party, listed in SCHEDULE 10.1.7, required to be obtained or made in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated herein; all in a form reasonably satisfactory to Purchasers, and any waiting periods, including with respect to filing requirements with the Committee on Foreign Investment in the United States ("CFIUS") shall have expired;

          10.1.8. at least 70% of the Continuing Employees (counting the Key Employees as Continuing Employees as well for such purpose) shall have consented to becoming Hired Employees;

          10.1.9. there shall not have occurred a Material Adverse Effect (which for the avoidance of doubt, shall disregard and not take into consideration any consents required under any Purchased Contract which were not obtained prior to the Closing, and the non-assignment of such permits used for the Business which permits are non-assignable, and the effects thereof);

          10.1.10. the Purchasers shall have received all closing deliverables as set forth in SECTION 4.2.1 in form and substance reasonably acceptable to the Purchasers, provided that in the event of a contradiction between the provisions of Section 4.2.1 and this
               Section 10.1, the provisions of this Section 10.1 shall prevail;

          10.1.11. none of the Key Employees, except for one, has provided a notice of revocation, cancellation or termination, of his/her respective undertaking and consent to the assignment of his or her employment to the Purchasers, and the Sellers are not aware of the intention of any such Key Employees to so revoke or cancel or terminate his respective Key Employee Undertaking; and

          10.1.12. The Company shall have provided the Parent with its unaudited but reviewed consolidated balance sheet as of September 30, 2009 and the related consolidated statements of income and cash flows for the nine months then ended, in accordance with GAAP applied on a consistent basis throughout the periods involved.

     10.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

          10.2.1. The representations and warranties of the Purchasers set forth in Section 6 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date);

          10.2.2. Purchasers shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date;

          10.2.3. (i) there shall be no Legal Proceedings against the Sellers or any of the Purchasers either temporarily or permanently restraining or prohibiting the consummation of the transactions contemplated hereby, and (ii) there shall not be in effect any Order by or any objection from a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting or objecting to the consummation of the transactions contemplated hereby; and

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          10.2.4. The Company shall have received all closing deliverables as set forth in SECTION 4.2.2 in form and substance acceptable to the Company.

          10.2.5. The Purchasers have paid the Closing Date Purchase Price in accordance with the provisions of Section 3.2 above.

          10.2.6. The Parent shall have assumed all of the Assumed Options in accordance with Section 3.6.3 and the provisions of the applicable Law.

          10.2.7. The Parent shall have provided the Company with the Allocation Statement, and the difference between the value attributed to Seller Israel Sub in the Allocation Statement is less than three
               (3) times the value attributed to the Seller Israel Sub in the Initial Allocation, provided however, that if the difference between the value attributed to Seller Israel Sub in the Allocation Statement is more than three (3) times the value attributed to the Seller Israel Sub in the Initial Allocation, then (a) if such difference is a result of incorrect information provided by the Company, this condition shall be deemed to have been met, and (b) if such difference is not a result of incorrect information provided by the Company, the Parent shall compensate the Sellers for any direct Israeli Tax Damages suffered by the Sellers due directly to the difference in such valuation (from 3 times to the actual valuation) and which are in excess of any accumulated losses of Seller Israel Sub, in which case the condition set forth in this Section 10.2.7 shall be deemed to have been met.

11.  INDEMNIFICATION.

     11.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in Sections 5 and 6 of this Agreement shall survive the Closing through and including 18 months following the Closing Date, other than claims for fraud, (the "SURVIVAL PERIOD"); provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Damages as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section
          11.5 before the termination of the Survival Period.

     11.2. INDEMNIFICATION BY EACH OF THE SELLERS.

          Subject to the procedures and limitations set forth in Section 11.1,
          11.3 and 11.5-11.8, the Company and the Seller Israeli Sub on behalf of all Sellers and in connection with their entire Liability under this Agreement, shall jointly and severally, indemnify, defend and hold harmless the Parent and the Purchasers and their Affiliates and their respective employees, directors and officers (collectively, the "PARENT GROUP") from and against, and pay or reimburse, as the case may be, the Parent Group for, any and all Damages paid, incurred, accrued or sustained by the Parent or any other member of the Parent Group based upon, arising out of or otherwise in any way relating to or in respect of:

          11.2.1. any breach of any representation or warranty made by the Sellers in any Transaction Document on the date of this Agreement or on the Closing Date;

          11.2.2. any breach or violation of any covenant or agreement by the Sellers contained in any Transaction Document;

          11.2.3. any and all Damages based on, arising under or resulting from any Excluded Asset or any Excluded Liability (other than as set forth in Section 11.2.4 below); or

          11.2.4. any and all Taxes, including withholding taxes, that may be imposed as a result of the transactions contemplated hereunder, either on the Sellers or any of their stockholders, including if such Taxes are actually imposed on the Purchasers following the transaction (and only in connection with the transaction), upon the transfer of Transferred Intellectual Property (and Purchased Intellectual Property Licenses) from Purchaser SUB2 to the Parent.

     11.3. INDEMNIFICATION FROM ESCROW PROCEDURES.

          11.3.1. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing Date and shall terminate at 5:00 p.m., Israel local time, on the date that is 18 months following the Closing Date (the "RELEASE DATE" and the "ESCROW PERIOD", respectively). For the avoidance of doubt, the Escrow Fund shall be the sole and exclusive remedy for any claim made pursuant to Sections 11.2.1 or 11.2.2 or 11.2.4 other than claims for fraud.

          11.3.2. Prior to the Release Date, any claims of the Parent Group pursuant to the indemnification obligations of the Company pursuant to Section 11.2 shall be made in accordance with the following procedures until such time as the amount in the Escrow Fund is less than the aggregate unresolved Indemnity Claim Amounts (including any Indemnity Claim Amounts resolved in favor of Parent but not distributed which time the Parent Group may bring claims against the Sellers as provided in Section 11.5). The procedures set forth in this Section 11.3 will govern any right of the Parent Group for indemnification including under
               Section 11.5.

          11.3.3. If any member of the Parent Group determines in good faith that it is entitled to indemnification for Damages from the Sellers pursuant to Section 11.2, Parent shall give to the Seller Israel Sub (or its designee, whose identity was provided to the Parent and Escrow Agent in writing) and the Escrow Agent a written notice with respect thereto (a "NOTICE OF CLAIM") setting forth in reasonable detail the basis for such claim, and specifying the amount of Damages claimed (which, if not finally determined, may be a good faith estimate thereof) (the amount of Damages so claimed being hereinafter referred to as the "INDEMNITY CLAIM AMOUNT").

          11.3.4. The Seller Israel Sub may, within 30 days after delivery of any Notice of Claim, object to such Notice of Claim and dispute any Indemnity Claim Amount set forth in such Notice of Claim by delivery to the Escrow Agent, with a copy to Parent, of written notice of such dispute (a "DISPUTE NOTICE"), setting forth in reasonable detail the basis for such dispute and the amount of the Indemnity Claim Amount which the Seller Israel Sub objects to being claimed by Parent in respect of the Notice of Claim.

          11.3.5. If the Escrow Agent does not receive a Dispute Notice that relates to a Notice of Claim within 30 days after Parent delivers such Notice of Claim, the Escrow Agent will pay an amount from the Escrow Fund equal to such Damages specified in such Notice of Claim within three Business Days after the expiration of such 30 -day period. If the Escrow Agent receives a Dispute Notice that relates to a Notice of Claim within such 30 -day period, the Escrow Agent (A) will be authorized in respect of such Notice of Claim only to pay Parent out of the Escrow Fund in an amount equal to the portion, if any, of the Indemnity Claim Amount specified in such Notice of Claim which is not objected to in such Dispute Notice within three Business Days after the receipt of such Dispute Notice, and (B) subject to Section 11.3.6 below will not be authorized to disburse Escrow Fund in respect of such portion of the Indemnity Claim Amount which is objected to in such Dispute Notice unless it has received either a joint notice of release signed by Parent and the Seller Israel Sub directing the Escrow Agent to deliver out of the Escrow Fund an amount equal to all or any portion of such funds and setting forth instructions as to payment, which joint notice Parent and the Seller Israel Sub agree to deliver to the Escrow Agent promptly following resolution of such Notice of Claim, or a final order by a court of competent jurisdiction, which order is not subject to appeal (a "FINAL ORDER"), directing the Escrow Agent to disburse to Parent and/or the Sellers, as the case may be, such amount out of the Escrow Fund as set forth in such Final Order.

          11.3.6. Notwithstanding the receipt of one or more Dispute Notices, the Escrow Agent will be authorized to disburse out of the Escrow Fund to Parent such amounts specified in one or more Notices of Claim for which no Dispute Notices have been timely received by it regardless of whether such disbursal would reduce the value of the Escrow Fund to an amount less than the amount subject to Dispute Notices which have been timely received by the Escrow Agent. It is being clarified that in such case the amounts remaining in the Escrow Fund following such disbursement shall serve as the sole and exclusive remedy in respect of claims made pursuant to Section 11.2.1 or 11.2.2 or 11.2.4, regardless of such amounts being less than the Indemnity Claim Amounts, other than claims for fraud.

          11.3.7. Upon completion of the later of (i) 18 month period following the Closing Date, or (ii) the date which no Notice of Claim which was delivered to the Company and the Escrow Agent during the 18 month period following the Closing Date is outstanding; any remaining funds in the Escrow Fund which are not subject to an outstanding Notices of Claim and Dispute Notices shall be immediately released first, to the Seller Israel Sub up to the Base Purchase Price that would have been payable to Seller Israel Sub at Closing in the absence of the Escrow Fund, and thereafter, pro-rata among the Sellers. It is clarified that any amounts remaining in the Escrow Fund in respect Notices of Claim and Dispute Notices which are outstanding on a date that is 18 months following the Closing Date shall serve only to satisfy the resolutions of the such respective outstanding Notices of Claim and Dispute Notices and no Notices of Claim may be delivered following the Escrow Period, excluding with respect to claims for fraud or claims for indemnification under Section 11.2.3.

     11.4. INDEMNIFICATION BY PURCHASER.

          Purchasers shall, jointly and severally, indemnify, defend and hold harmless the Sellers and their Affiliates and their respective employees, directors and officers (collectively, the "SELLERS GROUP") from and against, and pay or reimburse, as the case may be, the Sellers Group for, any and all Damages paid, incurred, accrued or sustained by the Sellers Group directly or indirectly based upon, arising out of or otherwise in any way relating to or in respect of:

          11.4.1. any breach of any representation or warranty made by the Purchasers in any Transaction Document on the date of this Agreement or on the Closing Date; or

          11.4.2. any breach or violation of any covenant or agreement by the Purchasers that should have been performed at or prior to the Closing as contained in any Transaction Document.

          11.4.3. any and all Damages based on, arising under or resulting from any Purchased Asset or any Assumed Liability or for failure to pay to Sellers in full the purchase price for the Purchased Assets in accordance with this Agreement; provided that such indemnification shall not derogate from the right of the Buyer Group to seek indemnification from the Sellers in connection with such Purchased Asset or Assumed Liability in the event of a breach of representation or warranty or covenant by Sellers in that regard, subject to and in accordance with Section 11.2.

          The indemnification obligations of the Purchasers under Sections
          11.4.1 and 11.4.2 shall terminate 18 months after the Closing Date, provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Damages as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 11.5 before the termination of such 18-month period.

     11.5. PROCEDURES FOR INDEMNIFICATION.

          11.5.1. If a claim or demand is made against any member of the Sellers Group or the Parent Group (each an "INDEMNITEE"), or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (and who is not an Affiliate of a party to this Agreement) (a "THIRD PARTY CLAIM") as to which a party (the "INDEMNIFYING PARTY") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; PROVIDED, HOWEVER, that failure to give any such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. It is hereby clarified that in case the Third Party Claim is based on Sections 11.2.1 or
               11.2.2 or 11.2.4, 11.4.1 or 11.4.2, then the obligations set forth in this Section 11.5 shall apply to the Indemnifying Party solely in case such Third Party Claim is initiated during a period of 18 months following the Closing Date and the notice of such Third Party Claim is provided by the Indemnitee to the Indemnifying Party (and to the Escrow Agent, if applicable), other than claims for fraud.

          11.5.2. If a Third Party Claim is made against an Indemnitee, and the Indemnifying Party agrees in writing to indemnify the Indemnitee therefor, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elects to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof as long as the Indemnifying Party diligently conducts such defense; PROVIDED that, if (i) in opinion of a legal counsel of the Indemnitee a conflict of interest exists in respect of such claim or (ii) any Indemnifying Party fails to provide reasonable assurance to the Indemnitee (upon request of the Indemnitee) of such Indemnifying Party's financial capacity to defend such Third Party Claim and provide indemnification with respect thereto, such Indemnitee will have the right to employ separate counsel to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel will be paid by such Indemnifying Party; provided that the Indemnifying Party shall not be required to bear the fees and expenses of more than one counsel to all Indemnitees. If the Indemnifying Party assumes the defense of any such Third Party Claim, the Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof (including the agreement by each Indemnifying Party to indemnify the Indemnitee as aforesaid). If the Indemnifying Party assumes the defense of any such Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, providing to the Indemnitee reasonable updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, the Indemnitee will fully cooperate with the Indemnifying Party in the defense thereof if requested by the Indemnifying Party (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

          11.5.3. No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee's prior written consent, which will not be unreasonably withheld; PROVIDED, that if the Indemnifying Party agrees to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which unconditionally and irrevocably releases the Indemnitee (pursuant to a release which is reasonably satisfactory to the Indemnitee) completely from all Liability in connection with such Third Party Claim; PROVIDED, HOWEVER, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge that provides for injunctive or other non-monetary relief adversely affecting the Indemnitee. If an Indemnifying Party agrees to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld).

          11.5.4. Notwithstanding anything to the contrary in Sections 11.5.1 to
               11.5.3 above, if a claim is made by any Tax authority which, if successful, is likely to result in an indemnity payment to any member of the Parent Group pursuant to Section 11.2.4, Parent shall notify the Company of such claim (a "TAX CLAIM"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure to give such notice shall not relieve the Company from any liability which it may have on account of this indemnification, except to the extent that the Company is actually materially prejudiced thereby. The Company shall have the right, at its option, to participate in, but not control, the defense of such Tax Claim and to employ counsel of its choice, at its own cost and expense. The Sellers and Purchasers shall fully cooperate with each other in contesting any such Tax Claim, which cooperation shall include the retention and, upon the request of the respective party, the provision of records and information which are reasonably relevant to such Tax Claim and making representatives thereof available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. The Purchasers shall deliver at least ten
               (10) Business Days prior to the due date (taking into account any extension) for the filing of any Tax Returns, Tax exemption requests or similar filings to be made by the Purchasers in connection with the transactions contemplated hereunder, to the Company for review and comment and shall consider such comments in good faith. The Purchasers will promptly supply to the Company copies of all correspondence and documents relating to or in connection with such Tax Claim or any such Tax Returns, Tax exemption requests or similar filings, and keep the Company fully informed of all developments relating to or in connection therewith (including, without limitation, providing to the Company reasonable updates and summaries as to the status thereof).

          11.5.5. Any claim on account of Damages which does not involve a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party is reasonably expected to be prejudiced as a result of such failure. Any notice pursuant to this Section 11.5 will contain a statement, in prominent and conspicuous type, that if the Indemnifying Party does not dispute its liability to the Indemnitee with respect to the claim made in such notice by notice to the Indemnitee prior to the expiration of a 30-calendar-day period following the Indemnifying Party's receipt of notice of such claim, the claim will be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party does not notify the Indemnitee prior to the expiration of a 30-calendar-day period following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Agreement, such claim specified by the Indemnitee in such notice will be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay (with respect to the Sellers Group out of the Escrow Fund; except with respect to claims raising out of circumstances specified in Section 11.2.3 above or claims for fraud, which can be made from the Escrow Fund or otherwise) the amount of Damages subject to such claim to the Indemnitee on demand or, in the case of any notice in which the amount of the Damages subject to such claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such Damages subject to such claim, as provided above, the Indemnifying Party and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 30th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will be free to pursue such remedies as may be available under this Agreement or applicable Law.

          11.5.6. Notwithstanding anything to the contrary in this Section 11.5, any indemnification to be paid by to the Parent Group by Sellers shall be made out of the Escrow Fund up to the funds then existing in the Escrow Fund (with respect to claims related to Sections 11.2.1 and 11.2.2 and 11.2.4) and in accordance with the procedures specified in Section 11.3.1 through 11.3.7 and the limitations set forth in Section 11.6, provided nothing herein shall limit the indemnification rights of the Parent Group for indemnification under Section 11.2.3 or claims for fraud.

     11.6. LIMITATIONS ON INDEMNIFICATION FOR BREACHES OF REPRESENTATIONS AND WARRANTIES.

          11.6.1. An indemnifying party shall not have any Liability under
               Section 11.2 (excluding under Section 11.2.3), Section 11.3,
               Section 11.4 (excluding under Section 11.4.3) or Section 11.5 hereof unless the aggregate amount of Damages claimed by the Indemnitee is in the excess of $150,000 in the aggregate (the "BASKET") and, in such event, the indemnifying party shall be required to pay the entire amount of such Damages from the first dollar.

          11.6.2. Notwithstanding anything to the contrary in this Agreement, except in the event of fraud and any Damages resulting from any breach of post Closing covenants set forth in Section 7.6 or indemnification under Section 11.2.3 or under Section 11.4.3, the maximum aggregate Liability or indemnification for Damages arising under Sections 11.2, 11.3, 11.4 or 11.5 hereof shall be limited to the Escrow Fund (and in respect to indemnification to be paid to the Parent Group by Sellers, to an aggregate amount equal to initial amount of the Escrow Fund). Except with respect to equitable (e.g., non monetary and non-rescission) relief for post-closing covenants, and any Damages related to Excluded Assets or Excluded Liabilities or Damages under 11.4.3, the remedies set forth in Section 11 are intended and shall be construed so as to be the sole and exclusive remedy after the Closing which any member of the Parent Group may have arising out of or related to this Agreement or the transactions contemplated herein, including under any theory of Law, including tort. No loss, Liability, damage or deficiency shall constitute Damages to any party to the extent of any insurance proceeds actually received by such party with respect to such loss, Liability, damage or deficiency (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds). No investigation made by or on behalf of any party hereto or its Affiliates or the knowledge of any such party's (or its Affiliates') officers, directors, stockholders, managers, members, partners, employees or agents shall effect any indemnification rights under this Section 11.

          11.6.3. Notwithstanding anything to the contrary in this Agreement, no indemnified party will be entitled to any recovery under this Agreement or in connection therewith for its consequential, incidental or indirect damages, including loss of profits or loss of opportunities (excluding any such damages awarded by a court to a Third Party as part of a Third Party Claim, which shall be deemed direct damages for all intents and purposes hereunder).

          11.6.4. The parties shall use all commercially reasonable efforts and shall consult and cooperate with each other with a view towards mitigating any Damages that may give rise to claims for indemnification under this Section 11.

     11.7. The Sellers shall not take any actions to liquidate or wind-up, and will not distribute to any of its shareholders, stockholders or members (as applicable) of the consideration received hereunder unless and until each such shareholder, stockholder or member (as applicable) (to the extent it is not a Seller hereunder) receiving such consideration has provided to Parent a written undertaking in the form attached hereto as SCHEDULE 11.7, agreeing to be bound by all the indemnification provisions under this Section 11 as they relate to indemnification obligations relating to or arising from fraud, solely with respect to and up to the amount of the consideration received by such stockholder, shareholder, member or Person and in proportion to the amount of consideration received by other stockholders, shareholders or members (i.e., severally and not jointly), and solely in case that the funds and assets held by the Sellers are not sufficient to cover the indemnification obligations of the Sellers set forth in this Section 11, in which case each such stockholder, shareholder or member shall be deemed the "Seller" for all intents and purposes solely under this SECTION 11, and except that [the Company] (or a third party or parties designated by it in writing) shall always act as the sole and exclusive binding representative and attorney in fact on behalf of all recipients with respect to all matters relating to this Agreement, including with respect to the Escrow Fund and the Escrow Agreement. All decisions and actions by the Company (or such third party designee(s)) shall be binding upon all the stockholders, shareholder or members of the Sellers, and no such Person shall have the right to object, dissent, protest or otherwise contest the same.

     11.8. TAX TREATMENT OF INDEMNITY PAYMENTS. Company and Purchasers agree to treat any indemnity payment made pursuant to this SECTION 11 as an adjustment to the Base Purchase Price for all Tax purposes to the extent allowable under applicable Law. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment received by the Purchasers or Company is determined to be taxable by any Taxing Authority, then subject to SECTION 11, the Company (which amount shall not exceed in any event the remaining funds in the Escrow Fund to the extent the claim is based on Sections
          11.2.1 or 11.2.2 or 11.2.4 and will not exceed in the aggregate an amount equal to initial amount of the Escrow Fund to the extent the claim is based on Sections 11.4.1 or 11.4.2 but not on fraud) or Purchasers, as the case may be, shall also indemnify the Purchasers or Seller, as the case may be, for any Taxes incurred by reason of the receipt of such payment and any Expenses incurred by the Purchasers or Seller, as the case may be, in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

12.  TERMINATION OF AGREEMENT.

     12.1. This Agreement may be terminated prior to the Closing as follows:

          12.1.1. Subject to the provisions set forth in Schedule 12.1.1., at the election of Company or Parent, on or after January 5, 2010, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder that has caused any of the conditions set forth in SECTION 10 not to have occurred; notwithstanding the foregoing, the failure of a party to obtain a Third Party Consent shall not be considered as material default of such party.

          12.1.2. by mutual written consent of Company and the Parent;

          12.1.3. by Company or Parent if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or a material portion thereof;

          12.1.4. by any of the Purchasers if it is not in material breach of its obligations under this Agreement and if there shall have been a material breach by Company of any representation, warranty, covenant or agreement of any of the Sellers set forth in this Agreement, which breach would give rise to a failure of a condition set forth in SECTIONS 10.1.1 or 10.1.2 and is incapable of being cured or, if capable of being cured, shall not have been cured within 15 days following receipt by Company of notice of such breach from Purchasers; notwithstanding the foregoing, the failure of a Seller to obtain a Third Party Consent shall not be considered as material default of such party; or

          12.1.5. by Company if it is not in material breach of its obligations under this Agreement and if there shall have been a material breach by any of the Purchasers of any representation, warranty, covenant or agreement of Purchasers set forth in this Agreement, which breach would give rise to a failure of a condition set forth in SECTIONS 10.2.1 or 10.2.2 and is incapable of being cured or, if capable of being cured, shall not have been cured within 15 days following receipt by the applicable Purchaser of notice of such breach from Company.

     12.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment by Purchasers or Seller, or both, pursuant to SECTION 12 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, except for SECTIONS 12.3, 13.3 and 13.5 of this Agreement, which shall remain in full force and effect. In such event the Mutual Non Disclosure Agreement between Company and Parent, dated November 24, 2008, which shall continue to be in full force and effect for additional five years and shall apply to all parties hereto and shall apply to the Transaction Documents including their content, existence and negotiations between the parties in connection therewith.

     12.3. EFFECT OF TERMINATION. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the terminating party; provided, however, that nothing in this SECTION 12.3 shall relieve Purchasers or Sellers of any direct liability for a willful and material breach of this Agreement prior to the effective date of such termination. It is hereby clarified that no party shall be liable for any consequential, incidental or indirect damages, including loss of profits or loss of opportunities of the other party.

13.  MISCELLANEOUS.

     13.1. EXPENSES. Except as otherwise provided in this Agreement, each of the Sellers and of the Purchasers shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

     13.2. SPECIFIC PERFORMANCE. The parties acknowledge and agree that the breach of this Agreement would cause irreparable damage to the parties and that the parties will not have an adequate remedy at law. Therefore, the obligations of the parties under this Agreement, including Sellers' obligation to sell the Purchased Assets to Purchasers and Assumed Liabilities and Purchasers' obligation to pay the Base Purchase Price (as may be adjusted), shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedy shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement.

     13.3. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of the competent courts in the district of Tel-Aviv, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Tel Aviv court or; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Tel Aviv court and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Tel Aviv court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in SECTION 13.5. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

     13.4. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the schedules and exhibits hereto and all other Transaction Documents) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     13.5. NOTICES. All notices and other communications under this Agreement shall be in writing shall be given or made by delivery in person (and shall be deemed to have been duly given upon such delivery), by overnight courier service (and shall be deemed to have been duly given two days after delivery to the courier service), by facsimile (and shall be deemed to have been duly given after transmission in full with electronic confirmation of transmission if delivered during recipient's business hours, or on the next Business Day if delivered after recipient's business hours), or by registered or certified mail (postage prepaid, return receipt requested) (and shall be deemed to have been duly given five days after delivery to the mail service) to the respective parties at the following addresses (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                    If to Sellers:

                    [_______________]

                    [_______________]

                    [_______________]

                    With a copy to:

                    Zysman, Aharoni, Gayer & Ady Kaplan & Co.
                    41-45 Rothschild Blvd.,
                    Tel Aviv 65784, Israel
                    Facsimile:  972-3-795-5550
                    Attn:  Eran Ben Dor, Adv.

                    If to Purchasers or Parent, to:

                    Nice Systems Ltd.
                    8 Hapnina Street, P.O.Box 690
                    Ra'anana 43197
                    Tel: +972-9-7753777
                    Fax: +972-9-9-7437446
                    Attn.: Yechiam Cohen, General Counsel

                    With a copy to:

                    Meitar, Liquornik, Geva & Leshem, Brandwein & Co. 16 Abba Hillel Street
                    Ramat Gan 52506, Israel
                    Facsimile:  972-3-610-3656
                    Attn:  Asaf Harel, Adv.

     13.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     13.7. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Sellers or Purchasers (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that Purchasers may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, Purchasers' rights to purchase the Purchased Assets and assume the Assumed Liabilities and Purchasers' rights to seek indemnification hereunder) to any Affiliate thereof and any of the other Purchasers; provided that Purchasers shall remain liable for all of its obligations hereunder. Upon any such permitted assignment, the references in this Agreement to Purchasers shall also apply to any such assignee unless the context otherwise requires.

     13.8. OTHER REMEDIES. Subject to the provisions of Section 11 above, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy

     13.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     13.10. NO IMPLIED REPRESENTATION. The parties hereto acknowledge that, except as expressly provided in Sections 5 and 6 (including any schedule attached thereto) above or as otherwise explicitly provided herein or in any other Transaction Document, none of the parties is making any representations or warranties of any kind, express or implied, and no party has relied or is relying on any such other representations or warranties. The parties further agree and acknowledge that neither party nor any representative thereof, shall be entitled to rely on, present as evidence, or otherwise disclose to any party (including in any Legal Proceeding) any previous drafts of this Agreement.

                     [Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


NICE SYSTEMS LTD.                                    NICE CTI SYSTEMS UK LIMITED


By:/s/ Zeev Bregman  /s/ Eran Liron                  By: /s/ Zeev Bregman
-----------------------------------                  --------------------
Name:  Zeev Bregman      Eran Liron                  Name:  Zeev Bregman
Title: CEO               VP Business Development     Title: Director


NICE SYSTEMS, INC.


By: /s/ Zeev Bregman
--------------------
Name:  Zeev Bregman
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


ORSUS SOLUTIONS LIMITED                ORSUS SOLUTIONS USA, INC.



By: /s/ Avishai Silvershatz            By: /s/ Avishai Silvershatz
---------------------------            ---------------------------
Name:  Avishai Silvershatz             Name:  Orsus Solutions Limited
Title: Director                        Title: Sole stockholder
                                       Authorized signatory: Avishai Silvershatz

ORSUS SOLUTIONS (ISRAEL) 99 LTD.       ORSUS SOLUTIONS UK LIMITED


By: /s/ Avishai Silvershatz            By: /s/ Avishai Silvershatz
---------------------------            ---------------------------
Name:  Orsus Solutions Limited         Name:  Orsus Solutions Limited
Title: Sole shareholder                Title: Sole shareholder
Authorized signatory: Avishai          Authorized signatory: Avishai
Silvershatz                            Silvershatz

ORSUS USA, LLC


By: /s/ Avishai Silvershatz
---------------------------
Name:  Orsus Solutions Limited
Title: Sole members
Authorized signatory: Avishai Silvershatz